SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                            SCHEDULE 14A INFORMATION
    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                           of 1934 (Amendment No. __)

                             Filed by Registrant [X]
                  Filed by Party other than the Registrant [_]

                           Check the appropriate box:
                         [_] Preliminary Proxy Statement
                [_] Confidential, for Use of the Commission Only
                       (as permitted by Rule 14-6(e)(2))
                         [X] Definitive Proxy Statement
                       [_] Definitive Additional Materials
       [_] Soliciting Material Pursuant to ss.240.14a-11(c) or 240.14a-12

                               Trenwick Group Ltd.
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

                                   ----------

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


Trenwick Group Ltd.

[TRENWICK LOGO]


                                                         Continental Building
                                                         25 Church Street
                                                         Hamilton HM 12, Bermuda


April 10, 2001

Dear Fellow Shareholder:

You are cordially invited to attend the Annual General Meeting of Shareholders of Trenwick Group Ltd. on Friday, May 11, 2001, at The Hamilton Princess Hotel, 76 Pitts Bay Road, Hamilton, Bermuda at 8:00 a.m. local time. A notice of the meeting, a proxy and a proxy statement containing information about the matters to be acted upon at the meeting are enclosed.

All holders of common shares as of the close of business on March 12, 2001 are entitled to vote at the Annual General Meeting on the basis of one vote for each common share held.

A record of Trenwick's activities for the year 2000 is included in the annual report to shareholders. Whether or not you attend the Annual General Meeting, Trenwick requests that you please exercise your voting rights by completing and returning your proxy promptly in the enclosed self-addressed, stamped envelope. If you attend the meeting and desire to vote in person, your proxy will not be used.


Sincerely,

/s/  James F. Billett, Jr.
     ------------------------------
     JAMES F. BILLETT, JR.
     Chairman, President and Chief Executive Officer

                                [TRENWICK LOGO]

                              Continental Building
                                25 Church Street
                             Hamilton HM 12, Bermuda

                                    NOTICE OF
                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                           to be held on May 11, 2001

To the Holders of Common Shares:

     The Annual General Meeting of Shareholders of Trenwick Group Ltd., a company organized under the laws of Bermuda, will be held on Friday, May 11, 2001, at Hamilton Princess 76 Pitts Bay Road, Hamilton, Bermuda at 8:00 a.m. local time to act upon the following matters:

PROPOSAL NO. 1

     To elect four directors to serve until the Annual General Meeting of Shareholders in 2004.

PROPOSAL NO. 2

     To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2001.

PROPOSAL NO. 3

     To consider and vote upon a proposal to adopt the Trenwick Group Ltd. 2001 Non-Employee Director Equity Incentive Plan.

PROPOSAL NO. 4

     To consider and vote upon a proposal to adopt the Trenwick Group Ltd. Employee Share Purchase Plan.

PROPOSAL NO. 5

     To consider and act upon such other matters as may properly come before the Annual General Meeting or any adjournment thereof.

     Information regarding the matters to be acted upon at the Annual General Meeting is contained in the accompanying proxy statement.

     A copy of Trenwick's financial statements for the fiscal year ended December 31, 2000, as approved by Trenwick's Board of Directors, shall be made available to the shareholders of Trenwick at the Annual General Meeting.

     The Board of Directors has fixed the close of business on March 12, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any postponement or adjournment thereof. Accordingly, only holders of record of Trenwick's common shares at the close of business on March 12, 2001 will be entitled to vote at the Annual General Meeting and any adjournment or postponement thereof.

     MANAGEMENT SINCERELY DESIRES THE ATTENDANCE OF EVERY SHAREHOLDER AT THE ANNUAL GENERAL MEETING. IT IS RECOGNIZED, HOWEVER, THAT SOME WILL BE UNABLE TO ATTEND. IN ORDER TO ACHIEVE A QUORUM REQUIRED TO CONDUCT BUSINESS AT THE ANNUAL GENERAL MEETING, WE ASK THAT YOU VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE SELF-ADDRESSED, STAMPED ENVELOPE. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU ARE LATER ABLE TO ATTEND THE ANNUAL GENERAL MEETING.


                                        By order of the Board of Directors,

                                        /s/  John V. Del Col

                                             John V. Del Col
                                             Assistant Secretary

Dated: April 10, 2001

                                 [TRENWICK LOGO]

                              Continental Building
                                25 Church Street
                             Hamilton HM 12, Bermuda


                                 PROXY STATEMENT

Introduction

     This proxy statement is being furnished by the Board of Directors of Trenwick Group Ltd. to shareholders of Trenwick on or about April 10, 2001 in connection with the solicitation of proxies for use at the Annual General Meeting of Shareholders of Trenwick to be held on May 11, 2001 at the Hamilton Princess, 76 Pitts Bay Road, Hamilton, Bermuda at 8:00 a.m. local time for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders.

Voting Securities

     The close of business on March 12, 2001 has been fixed by Trenwick's Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the Annual General Meeting. At such date, Trenwick had issued and outstanding 36,843,426 common shares, par value $.10 per share. Each common share issued and outstanding on the record date will be entitled to one vote on all matters to come before the Annual General Meeting. However, Trenwick's Bye-Laws restrict the aggregate voting power of those shareholders holding 10% or more of Trenwick's outstanding common shares to 9.9% of the total votes cast. There is no cumulative voting of common shares.

Annual Report

     A copy of the annual report to common shareholders for the fiscal year 2000 containing financial statements of Trenwick has been mailed to all shareholders.

Revocation of Proxy

     The accompanying proxy, if properly executed by a shareholder entitled to vote, will be voted at the Annual General Meeting, but may be revoked at any time before the vote is taken by giving written notice to the Secretary of Trenwick, by a duly executed proxy bearing a later date or by voting in person at the Annual General Meeting.

Quorum and Votes Required

     The presence of two or more persons representing, in person or by proxy, of a majority in number of Trenwick's outstanding common shares as of the record date constitutes a quorum and is required in order for Trenwick to conduct business at the Annual General Meeting. Each common share is entitled to one vote. In accordance with Trenwick's Bye-Laws and the Companies Act 1981 of Bermuda the election of each nominee for director, and the approval of all other matters to be voted upon at the Annual General Meeting, require the affirmative vote of a majority of the votes cast at the Annual General Meeting. Trenwick will appoint one or more inspectors of election to count votes cast in person or by proxy.

     Common shares owned by shareholders electing to abstain from voting will be counted towards the presence of a quorum. However, such common shares, and common shares owned by shareholders and not voted in person or by proxy at the Annual General Meeting, will not be counted towards the majority needed to elect a director or approve any other matter before the shareholders and thus will have no effect on the outcome of those votes. "Broker non-votes" will be counted towards the presence of a quorum, but will not be counted towards the majority needed to elect a director or approve any other matter before the shareholders and thus will have no effect on the outcome of those votes.

Authority Granted by the Proxy

     The proxy is in such form as to permit a vote for, or the withholding of authority to vote for, individual nominees, and to indicate separate approval, disapproval or abstention with respect to the other proposals identified in the proxy and accompanying Notice of Annual General Meeting of Shareholders and described in this proxy statement. If no instructions are indicated, proxies returned to Trenwick will be voted by W. Marston Becker, James F. Billett, Jr., and Joseph D. Sargent, or any one or several of them as may act FOR the election of the directors described herein. With respect to the other proposals described herein, if no instructions are indicated, the common shares represented by the proxy will be voted FOR the proposals by Messrs. Becker, Billett and Sargent. As to any such other matters that may properly be brought before the Annual General Meeting, the common shares represented by the proxy will be voted in accordance with the judgment of Messrs. Becker, Billett and Sargent.

PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, two of which consist of five directors and one of which consists of four directors. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of the office of directors in Class I expires at the 2001 Annual General Meeting. Vacancies in directorships (including vacancies resulting from resignations and newly created directorships) may be filled, until the expiration of the term of the vacated directorship and until a successor is elected and qualified, by the vote of a majority of the directors then in office.

     The Board of Directors proposes that the nominees described below be elected as Class I directors for a new term of three years and until their successors are duly elected and qualified. All nominees are currently serving as Class I directors. Nominees Grzelecki, Watkins and Wilcox served as a directors of Trenwick Group Inc. prior to its business combination with LaSalle Re Holdings Limited, LaSalle Re Limited and Trenwick on September 27, 2000. Nominee Rackley served as a director of LaSalle Re Holdings Limited prior to the Trenwick/LaSalle business combination. Proxies may be voted only for the four nominees to Class I.

     Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the meeting, Messrs. Becker, Billett and Sargent, as the proxies, will vote in accordance with their best judgment.

     Unless otherwise directed, all returned proxies will be voted FOR the election of the directors standing for election in Class I.

                    CLASS I: DIRECTORS STANDING FOR ELECTION

Frank E. Grzelecki

     Frank E. Grzelecki, 63, has been a director of Trenwick since August 2000. Mr. Grzelecki is a member of the Investment Committee and the Board Affairs Committee. Mr. Grzelecki was a director of Trenwick Group Inc. from the merger of Chartwell Re Corporation with and into Trenwick Group Inc., which was effective October 27, 2000 until the Trenwick/LaSalle business combination. From March 1994 until the Trenwick/Chartwell merger, Mr. Grzelecki was a director of Chartwell Re Corporation. Mr. Grzelecki is retired. Mr. Grzelecki was a Managing Director of Saugatuck Associates, Inc., a private investment firm, from 1999 to 2000. He was a director and Vice Chairman of Handy & Harman from 1997 to 1998. From 1992 to 1997, Mr. Grzelecki served as a director and President and Chief Operating Officer of Handy & Harman. Mr. Grzelecki is also a director of Barnes Group Inc.

Peter J. Rackley

     Peter J. Rackley, 62, has been a director of Trenwick since August 2000. Mr. Rackley is a member of the Audit Committee and the Investment Committee. Mr. Rackley was a director of LaSalle Re Holdings Limited from the time of its organization in October 1995 until the Trenwick/LaSalle business combination and a director of LaSalle Re Limited since its organization in October 1993 until the Trenwick/LaSalle business combination. Mr. Rackley has been Chairman and Group Chief Executive of Western International Financial Group Ltd., a Bermuda-based insurance business, since 1993. Prior to that time, Mr. Rackley held senior management executive positions in General Accident Fire & Life Assurance Company plc and NZI Insurance Group. Mr. Rackley is also Chairman of Catlin Westgen Holdings Limited, Westgen High Ridge Holdings Ltd. and CERTA (UK) Limited and a Director of Stockton Holdings Limited.

Frederick D. Watkins

     Frederick D. Watkins, 85, has been a director of Trenwick since August 2000. Mr. Watkins is a member of the Board Affairs Committee, Executive Committee and the Compensation Committee. Mr. Watkins also serves as the Vice Chairman of the Board of Directors. Mr. Watkins was a director of Trenwick Group Inc. and its predecessor from 1979 until the Trenwick/LaSalle business combination He is retired Executive Vice President of Connecticut General Insurance Corporation (1979-1980) and former President of Aetna Insurance Company (1966-1979), which he joined in 1937. Mr. Watkins was Chairman of Terra Nova Insurance Company Ltd. from 1978 until 1994.

Stephen R. Wilcox

     Stephen R. Wilcox, 67, has been a director of Trenwick since August 2000. Mr. Wilcox is Chairman of the Audit Committee and a member of the Board Affairs Committee. Mr. Wilcox was a director of Trenwick Group Inc. and its predecessor from 1978 until the Trenwick/LaSalle business combination. Since 1998, Mr. Wilcox has been President and Chief Executive Officer of Kelton International Inc., a securities broker-dealer. He has been President of The Wilcox Group, Inc., a financial and consulting firm, since 1998. He was a Senior Consultant of Hyperion Capital Management from 1995 to 1998 and a Partner and Senior Vice President of Conning & Company, with which he was associated from 1958 to 1988.

              CLASS II: TERM EXPIRES AT 2002 ANNUAL GENERAL MEETING

Anthony S. Brown

     Anthony S. Brown, 58, has been a director of Trenwick since August 2000. Mr. Brown is Chairman of the Board Affairs Committee and a member of the Audit Committee. Mr. Brown was a director of Trenwick Group Inc. from 1990 until the Trenwick/LaSalle business combination. He is a Professor at the Terry Sanford Institute of Public Policy at Duke University and was Director of Equity Administration of The First Boston Corporation, an investment banking firm, between 1991 and 1993. Prior to 1991, Mr. Brown was Vice President, External Affairs, of the University of Connecticut and was formerly Chairman and Chief Executive Officer of Covenant Insurance Company, with which he was associated from 1968 to 1989.

Richard E. Cole

     Richard E. Cole, 61, has been a director of Trenwick since August 2000. Mr. Cole is a member of the Executive Committee and the Board Affairs Committee. Mr. Cole was a director of Trenwick Group Inc. from the Trenwick/Chartwell merger until the Trenwick/LaSalle business combination. Until the Trenwick/Chartwell merger he was the Chairman of the Board of Directors of Chartwell Re Corporation (from March 1993) and Chartwell Re Corporation's Chief Executive Officer and a director (from July 1990). From July 1990 to March 1993, Mr. Cole also served as President of Chartwell Re Corporation. On March 5, 2001, Mr. Cole was elected Vice Chairman of InsureTrade.com, an internet communication company that facilitates property and casualty insurance transactions. From October 1988 to July 1990, Mr. Cole was engaged as a principal in various entrepreneurial activities outside of the insurance and reinsurance industries. Prior to October 1988, Mr. Cole was President of Cole, Booth, Potter (formerly Sten-Re Cole & Associates, Inc.), a reinsurance brokerage firm focusing on specialty lines insurance and reinsurance for regional companies. Mr. Cole is also a director of Indiana Lumbermens Mutual Insurance Company, InsureTrade.com and Euro-American Reinsurance Management.

Neil Dunn

     Neil Dunn, 51, has been a director of Trenwick since August 2000. Mr. Dunn is a member of the Audit Committee and the Investment Committee. Mr. Dunn was a director of Trenwick Group Inc. from 1984 until the Trenwick/LaSalle business combination. He is Managing Director of Kempen Capital Management (UK) Ltd. and previously served in the same capacity for Voyageur International Asset Managers Ltd and for Piper International Asset Management, an affiliate of Piper Jaffray Companies Inc. Prior to 1994, Mr. Dunn was Senior Partner of the investment advisory firm Neil Dunn & Company, Scotland.

Clement S. Dwyer, Jr.

     Clement S. Dwyer, Jr., 53, has served as a director of Trenwick since August 2000. Mr. Dwyer is a member of the Executive Committee and the Compensation Committee. Mr. Dwyer was a director of LaSalle Re Holdings Limited and LaSalle Re Limited from February 1998 until the Trenwick/LaSalle business combination. He has 30 years of experience in the insurance industry, concentrating primarily in worldwide property casualty business and the financing of insurance enterprises. Since 1997, Mr. Dwyer has been Managing Member of URSA Advisors, L.L.C., which provides advisory and capital-raising services to insurance and reinsurance companies. From May to December 1996, he was President and Chief Executive Officer of Signet Star Holdings, Inc., the holding company for the reinsurance subsidiaries of W.R. Berkeley Corp. From 1992 to 1996, he was Executive Vice President and Director of Guy Carpenter & Company, Inc., a reinsurance broker and a subsidiary of Marsh & McLennan Companies Inc., by whom he had been employed in various executive capacities since 1970.

P. Anthony Jacobs

     P. Anthony Jacobs, 59, has been a director of Trenwick since August 2000. Mr. Jacobs is a member of the Audit Committee and the Investment Committee. Mr. Jacobs was a director of Trenwick Group Inc. and its predecessor from 1979 until the Trenwick/LaSalle business combination. Mr. Jacobs served as President and Chief Executive Officer of Lab Holdings, a lab testing services company, from September 1997 until August 1999, at which time Lab Holdings was merged with its subsidiary Lab One and Mr. Jacobs retired. Mr. Jacobs also served as President and Chief Operating Officer of Seafield Capital Corporation from May 1993 to September 1997. From December 1996 until August 1998, he was Chairman of the Board of SLH Corporation. Mr. Jacobs is also a director of Response Oncology, Inc. and Syntroleum Corporation.

           CLASS III: TERM EXPIRES AT THE 2003 ANNUAL GENERAL MEETING

James F. Billett, Jr.

     James F. Billett, Jr., 57, has served as Chairman of the Board and Chief Executive Officer of Trenwick since August 2000. Mr. Billett served as the Chairman of the Board and Chief Executive Officer of Trenwick Group Inc. and its predecessor from 1978 until the Trenwick/LaSalle business combination and served as President of Trenwick Group Inc. from 1988 until the Trenwick/LaSalle business combination. He is Chairman of the Executive Committee. Mr. Billett was formerly a Vice President of General Reinsurance Corporation.

W. Marston Becker

     W. Marston Becker, 48, has served as a director of Trenwick since August 2000. Mr. Becker is Chairman of the Compensation Committee and a member of the Executive Committee. Mr. Becker was a director of Trenwick Group Inc. from 1997 until the Trenwick/LaSalle business combination. He has been Chairman of Hales & Company, an investment company, since June 2000. He was President - Specialty Insurance of Royal & SunAlliance USA, Inc. from its acquisition of Orion Capital Corporation in November 1999 until May 2000 and a director of Royal & Sun Alliance USA, Inc. from November 1999 until December 2000. From January 1997 to November 1999, he was Chairman of the Board and Chief Executive Officer of Orion Capital Corporation. He was previously Vice Chairman of the Board (March 1996 to December 1996) and Senior Vice President (July 1994 to March 1996) of Orion Capital Corporation and served as President and Chief Executive Officer of the DPIC Companies (subsidiaries of Orion Capital Corporation) from July 1994 to June 1996 and as President and Chief Executive Officer of McDonough Caperton Insurance Group, an insurance brokerage firm, from March 1987 to July 1994. Mr. Becker also serves as a director for Arch Capital Group Ltd.

Robert M. DeMichele

     Robert M. DeMichele, 56, has been a director of Trenwick since August 2000. Mr. DeMichele is Chairman of the Investment Committee and a member of the Compensation Committee. Mr. DeMichele was a director of Trenwick Group Inc. from the Trenwick/Chartwell merger until the Trenwick/LaSalle business combination. From December 1995 until the Trenwick/Chartwell merger, Mr. DeMichele was a director of Chartwell Re Corporation. Mr. DeMichele has been President and Chief Executive Officer of Strategy Asset Managers LLC, an investment advisor, since February, 2001. From December 13, 1995 until October, 2000 he was a director, Chief Executive Officer and President of Lexington Global Asset Management. From 1982 until December 13, 1995, Mr. DeMichele served as President, Chief Executive Officer and a director of Piedmont Management Company Inc. Mr. DeMichele also serves as a director of The Navigators Group, Inc.

Robert V. Deutsch

     Robert V. Deutsch, 41, has been a director of Trenwick since August 2000. Mr. Deutsch was a director of LaSalle Re Holdings Limited from September 1999 until the Trenwick/LaSalle business combination. Since August 1999, he has been Senior Vice President and Chief Financial Officer of CNA Financial Corporation. From May 1997 to August 1999, Mr. Deutsch was Executive Vice President and a director of Executive Risk Inc., a specialty insurer based in Connecticut. He was also Chief Financial Officer of Executive Risk Inc. from August 1990 to August 1999, Chief Actuary of Executive Risk Inc. from June 1987 to August 1999 and Senior Vice President of Executive Risk Inc. from June 1987 to April 1997. Mr. Deutsch's professional experience also includes serving as Assistant Vice President with Swiss Re America and a senior manager with Ernst & Young. He is a fellow of the Casualty Actuarial Society, an associate of the Society of Actuaries and a member of the American Academy of Actuaries.

Joseph D. Sargent

     Joseph D. Sargent, 71, has been a director of Trenwick since August 2000. Mr. Sargent is a member of the Executive Committee and the Compensation Committee. Mr. Sargent was a director of Trenwick Group Inc. and its predecessor since 1978. He has been Chairman and a Principal of Bradley, Foster & Sargent, an investment advisory firm, since 1994. Mr. Sargent is a member of the Board of Directors of Mutual Risk Management, Ltd.

     There are no family relationships among any directors and executive officers of Trenwick. For information with respect to business relationships between certain directors and Trenwick, see "Certain Relationships and Related Transactions."

     All directors have entered into indemnification agreements with Trenwick that limit a director's personal liability, as a result of serving as a director, to the maximum extent permitted by Bermuda law.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors held two meetings during the three month period from the time of the Trenwick/LaSalle business combination until the end of the year. Each committee of the Board of Directors met once during the same three month period. Messrs. Brown, Jacobs, Rackley and Sargent were unable to attend the Board of Directors meeting held in September 2000 and Messrs. Grzelecki and Dunn were unable to attend the Board of Directors and committee meetings held in November 2000. Trenwick considers attendance at meetings to be only one measure of a director's contribution to Trenwick. Directors also fulfill their responsibilities by rendering advice in informal consultations with executive officers of Trenwick.

     The Board of Directors has five committees: the Audit Committee, the Board Affairs Committee, the Compensation Committee, the Executive Committee and the Investment Committee. The Audit Committee, the Board Affairs Committee, the Compensation Committee and the Investment Committee are comprised exclusively of non-employee directors. All members of the Executive Committee, other than Mr. Billett, are non-employee directors.

     The Audit Committee is composed of Messrs. Wilcox (Chairman), Brown, Dunn, Jacobs, and Rackley. The Audit Committee has responsibility to recommend to the Board of Directors the selection of Trenwick's independent auditors, to review and approve the scope of the independent auditors' audit activity, to review the financial statements which are the subject of the independent auditors' certification, and to review with such independent auditors the adequacy of Trenwick's accounting systems and system of internal accounting controls. The Audit Committee met once during the three month period from the time of the Trenwick/LaSalle business combination until the end of the year.

     The Board Affairs Committee is composed of Messrs. Brown (Chairman), Cole, Grzelecki, Watkins and Wilcox. The Board Affairs Committee provides assistance to the Board of Directors in recommending qualified candidates to serve as directors of Trenwick and recommending board policies, procedures and practices. The Board Affairs committee will consider director nominees recommended by shareholders. See "Shareholder Proposals - 2002 Annual General Meeting." The Board Affairs Committee met once during the three month period from the time of the Trenwick/LaSalle business Combination until the end of the year.

     The Compensation Committee is composed of Messrs. Becker (Chairman), DeMichele, Deutsch, Dwyer, Sargent, and Watkins. The Compensation Committee assists the Board of Directors in reviewing Trenwick's compensation structure for senior executives and other key employees and approving cash compensation and non-stock based benefits for the Chief Executive Officer and executive officers. In addition, the Compensation Committee designs, recommends for Board approval and administers Trenwick's equity-based compensation plans. The Compensation Committee met once during the three month period from the time of the Trenwick/LaSalle business combination until the end of the year.

     The Executive Committee is composed of Messrs. Billett (Chairman), Becker, Cole, Deutsch, Dwyer, Sargent, and Watkins. The Executive Committee meets when required on short notice during intervals between the meetings of the Board of Directors and has authority to exercise all the powers of the Board of Directors concerning the management and direction of the affairs of Trenwick, subject to specific directions of the Board of Directors and subject to the limitations of the Bye-Laws of Trenwick and the Companies Act, 1981 of Bermuda. The Executive Committee did not meet during the three month period from the time of the Trenwick/LaSalle business combination until the end of the year.

     The Investment Committee is composed of Messrs. DeMichele (Chairman), Dunn, Grzelecki, Jacobs, and Rackley. The Investment Committee exercises authority with respect to financial matters, including the investment of Trenwick's assets, assessment of the potential impact of both short-term and long-term economic trends, and the establishment of related investment guidelines. The Investment Committee met once during the three month period from the time of the Trenwick/LaSalle business combination until the end of the year.

                             PRINCIPAL SHAREHOLDERS

     The following table lists the shareholders known to Trenwick to be beneficial owners of more than five percent of the outstanding common shares, as of the record date, based upon information filed with the Securities and Exchange Commission. Such shareholders hold sole voting and dispositive power over such shares except as noted.

                                                         Shares
                                                      Beneficially
Name & Address                                            Owned         Percent
--------------                                            -----         -------

CNA Financial Corporation(1)                            3,707,400        10.1%
CNA Plaza
Chicago, IL 60685

NewSouth Capital Management, Inc.(2)                    3,474,464         9.5%
1000 Ridgeway Loop Road, Suite 233
Memphis, Tennessee 38120

Aon Corporation(3)                                      2,514,599         6.8%
123 North Wacker Drive
Chicago, IL 60606

(1) Based upon information contained in Amendment No. 1 to Schedule 13D filed with the Securities and Exchange Commission on November 6, 1998 with respect to LaSalle Re Holdings Limited. Of the 3,707,400 shares 3,389,250 and 318,150 are owned by Continental Casualty Company and CNA (Bermuda) Services Limited, respectively, both of which are wholly-owned subsidiaries of CNA Financial Corporation. According to information provided in CNA Financial Corporation's definitive proxy statement filed with the Securities and Exchange Commission on March 20, 2000, Loews Corporation owned approximately 86.8% of the outstanding voting securities of CNA Financial

     Corporation as of February 28, 2000.

(2) Based upon information contained in the Schedule 13G, dated February 8, 2001, filed with the Securities and Exchange Commission. Sole voting power is held over 2,143,170 shares, shared voting power is held over 19,750 shares and sole dispositive power is held over all the shares.

(3) Based upon information provided by Aon Corporation and information contained in Amendment No. 1 to Schedule 13D filed with the Securities and Exchange Commission on February 11, 2000 with respect to LaSalle Re Holdings Limited. Of the 2,514,599 shares, 859,532 are owned by Combined Insurance Company of America which is a wholly-owned subsidiary of Aon Corporation. The remaining 1,655,067 shares are owned by 123 Newco, Inc. Aon Corporation has sole dispositive power but no voting power with respect to the shares owned by 123 Newco, Inc.

                                   MANAGEMENT

     The following table reflects information as of the record date regarding the number of Trenwick common shares beneficially owned by each director, by the executive officers named in the summary compensation table below and by all directors and executive officers as a group:

                                                             Amount of
                                                     Beneficial Ownership (1)
                                                   -----------------------------
                                                   Number of Shares
Directors                                             Common Stock       Percent
---------                                          ----------------      -------
W. Marston Becker...............................          9,584(2)             *
Anthony S. Brown................................         13,575(3)             *
Richard E. Cole.................................        265,879(4)         0.72%
Robert M. DeMichele.............................         22,753(5)             *
Robert V. Deutsch...............................      3,718,704(6)        10.12%
Neil Dunn.......................................          9,750(3)             *
Clement S. Dwyer, Jr............................         22,339(7)             *
Frank E. Grzelecki..............................          7,875(5)             *
P. Anthony Jacobs...............................         11,250(3)             *
Peter J. Rackley................................          1,104                *
Joseph D. Sargent...............................        141,400(3)(8)      0.38%
Frederick D. Watkins............................         13,950(3)             *
Stephen R. Wilcox...............................          9,250(3)             *

*    Less than 0.1%

                                                             Amount of
                                                     Beneficial Ownership (1)
                                                   -----------------------------
                                                   Number of Shares
Directors                                             Common Stock       Percent
---------                                          ----------------      -------
James F. Billett, Jr............................        520,952(9)         1.40%
Steven J. Bensinger.............................        228,799(10)        0.62%
Paul Feldsher...................................        178,985(11)        0.48%
Robert A. Giambo................................        152,935(12)        0.41%
Coleman D. Ross.................................         23,908(13)            *
Directors and executive officers as a group ....      5,353,492           14.13%

----------

*    Less than 0.1%

(1) Includes, in each case, shares deemed to be beneficially owned by such persons because they hold or share investment or voting power. Includes, as to directors, other than Mr. Billett, a total of 304,837 shares subject to outstanding stock options that are vested and exercisable within 60 days of the date of this document. Includes, as to executive officers, a total of 646,893 shares subject to outstanding stock options that are vested and exercisable within 60 days of the date of this document and 103,028 restricted shares not vested within 60 days of the date of this document, but that have full dividend and voting rights and that are included in the computation of such executive officers' percentage of beneficial ownership.

(2) Includes 5,250 shares subject to stock options that are vested and exercisable within 60 days of the date of this document.

(3) Includes 8,250 shares subject to stock options that are vested and exercisable within 60 days of the date of this document.

(4) Includes 235,987 shares subject to stock options that are vested and exercisable within 60 days of the date of this document.

(5) Includes 7,050 shares subject to stock options that are vested and exercisable within 60 days of the date of this document.

(6) Of the 3,718,704 shares, 3,389,250 are owned by Continental Casualty Company, a wholly-owned subsidiary of CNA Financial Corporation and 318,150 are owned by CNA (Bermuda) Services Limited, also a wholly-owned subsidiary of CNA Financial Corporation. Mr. Deutsch may be deemed to share voting and investment power over such shares as Senior Vice President and Chief Financial Officer of CNA Financial Corporation. Mr. Deutsch disclaims beneficial ownership of the shares attributed to CNA Financial Corporation and its subsidiaries.

(7) Also includes 800 shares owned by relatives or held in trust for them, as to which Mr. Dwyer disclaims beneficial ownership.

(8) Also includes 29,775 shares owned by relatives or held in trust for them, as to which Mr. Sargent disclaims beneficial ownership.

(9) Includes 219,290 shares subject to stock options that are vested and exercisable within 60 days of the date of this document and 38,652 restricted shares that are not vested within 60 days of the date of this document, but that have full dividend and voting rights.

(10) Includes 194,855 shares subject to stock options that are vested and exercisable within 60 days of the date of this document and 20,929 restricted shares that are not vested within 60 days of the date of this document, but that have full dividend and voting rights.

(11) Includes 121,148 shares subject to stock options that are vested and exercisable within 60 days of the date of this document and 14,105 restricted shares that are not vested within 60 days of the date of this document, but that have full dividend and voting rights. Also includes 375 shares owned by relatives or held in trust for them, as to which Mr. Feldsher disclaims beneficial ownership.

(12) Includes 111,600 shares subject to stock options that are vested and exercisable within 60 days of the date of this document, 14,105 restricted shares that are not vested within 60 days of the date of this document, but that have full dividend and voting rights.

(13) Includes 15,237 restricted shares that are not vested within 60 days of this document, but that have full dividend and voting rights.

Business Experience of Executive Officers Who Are Not Directors

     Steven J. Bensinger, 46, has been an Executive Vice President of Trenwick since the Trenwick/LaSalle business combination. Mr. Bensinger was an Executive Vice President of Trenwick Group Inc. from the Trenwick/Chartwell merger until the Trenwick/LaSalle business combination. Prior to the Trenwick/Chartwell merger, Mr. Bensinger served as President of Chartwell Re Corporation from March 1993 until the Trenwick/Chartwell merger and as director of Chartwell Re Corporation from February 1994, until the Trenwick/Chartwell merger. From July 1998 until the Trenwick/Chartwell merger, Mr. Bensinger also served as Chairman and Chief Executive of Chartwell UK plc and Chartwell Managing Agents Limited. From February 1991 to November 1992, Mr. Bensinger was President and Chief Operating Officer of Skandia America Reinsurance Corporation. From prior to 1988 to February 1991, Mr. Bensinger was Skandia America's Chief Financial Officer. Prior to joining Skandia America Reinsurance Corporation, he was a partner with the international accounting and consulting firm of PricewaterhouseCoopers LLP.

     Paul Feldsher, 52, has been an Executive Vice President and Chief Underwriting Officer of Trenwick since the Trenwick/LaSalle business combination. Mr. Feldsher was an Executive Vice President and Chief Underwriting Officer of Trenwick Group Inc. from 1999 until the Trenwick/LaSalle business combination, a director of Trenwick America Reinsurance Corporation since 1988 and an Executive Vice President of Trenwick America Reinsurance Corporation from 1993 until the Trenwick/LaSalle business combination. Mr. Feldsher manages Trenwick's underwriting policy and quality control operations. He began his career with Liberty Mutual Insurance Company in 1972 and was employed by North American Reinsurance prior to joining Trenwick America Corporation in 1983.

     Robert A. Giambo, 47, has been an Executive Vice President and Chief Actuary of Trenwick since the Trenwick/LaSalle business combination. Mr. Giambo was an Executive Vice President and Chief Actuary of Trenwick Group Inc. from 1999 until the Trenwick/LaSalle business combination, a director and Chief Actuary of Trenwick America Reinsurance Corporation from 1988 until the Trenwick/LaSalle business combination and an Executive Vice President of Trenwick America Reinsurance Corporation from 1993 until the Trenwick/LaSalle business combination. Prior to joining Trenwick America Reinsurance Corporation in 1986, he was associated with The Home Insurance Company and The Insurance Services Office. Mr. Giambo received his Casualty Actuarial Fellowship in 1980.

     Coleman D. Ross, 57, has been Executive Vice President and Chief Financial Officer of Trenwick since the Trenwick/LaSalle business combination. Mr. Ross was Executive Vice President and Chief Financial Officer of Trenwick Group Inc. from June 2000 until the Trenwick/LaSalle business combination. Prior to joining Trenwick Group Inc., he was associated with the firm of PricewaterhouseCoopers LLP as a general partner from July 1, 1977 to June 30, 1999.

Directors' Compensation

     For the three months ended December 31, 2000, each non-employee director chairing a Board Committee received an annual retainer of $25,000 and each other non-employee director received an annual retainer of $20,000. In addition, each non-employee director received a fee of $1,000 for each Board meeting attended, plus reimbursement of all customary expenses incurred in connection with attendance at Board meetings. Directors who served on the various Board Committees each received, in addition to the above amounts, a meeting fee of $750 per Committee meeting attended in conjunction with a regularly scheduled Board meeting and $1,000 per Committee meeting attended not in conjunction with a regularly scheduled Board meeting, plus reimbursement of customary expenses incurred in connection with attendance at each Committee meeting. During the three months ended December 31, 2000, Trenwick provided non-employee directors with a retirement plan, which paid retired directors an annual amount equal to 50% of the non-employee director's annual retainer for a period equal to the non-employee director's years of service with Trenwick or its predecessor. Trenwick also pays the premium to provide the directors with $250,000 of coverage under a group travel accident Insurance policy.

     Effective February 7, 2001, Trenwick adjusted the compensation of each non-employee member of the Board of Directors to reflect the increased size and complexity of Trenwick and the attendant increase in the oversight responsibilities of the Board of Directors. The annual director retainer fee increased to $25,000 and the annual retainer fee payable to non-employee committee chairmen increased to $30,000. Board and committee meeting fees remained unchanged at $1,000 per meeting, but the $250 reduction in meeting fees for committee meetings held in conjunction with board meetings was eliminated. Trenwick also terminated the non-employee directors' pension plan, effective December 31, 2000. The present value of each non-employee director's potential payouts under the pension plan as of such date were converted into common share equivalent units in Trenwick's non-employee director deferred compensation plan.

     Under Trenwick's deferred compensation plan, non-employee directors may elect to defer receipt of all or a portion of fees to be earned in the next succeeding year and have such fees accrue either (i) at the interest rate determined by the Compensation Committee or (ii) based upon the performance of Trenwick's common shares, including any dividends paid thereon. A participating non-employee director will receive all amounts so deferred and accrued in one payment on the first business day of the year following the year in which the participant ceases to be a director.

Other Compensation for Outside Directors

     Pursuant to the 1993 Stock Option Plan for Non-Employee Directors, each of Trenwick's eligible non-employee directors has received a one-time grant of an option for 3,000 shares of Trenwick's common stock. Under the 1993 Stock Option Plan, each eligible director is granted an option for additional common shares immediately following each Annual General Meeting. In conjunction with the adjustment of non-employee director compensation on February 7, 2001, Trenwick increased the annual share grant from 750 shares to 1,000 shares.

     On February 7, 2001, Trenwick added to the non-employee director deferred compensation plan a quarterly grant of $6,250 in the form of common share equivalents to each non-employee director. Committee chairman will receive a quarterly grant of $7,500 in common share equivalents. The grants will be made on the last business day of each calendar quarter.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Trenwick for the calendar years ended December 31, 2000, 1999 and 1998 of the Chief Executive Officer and the four other most highly paid executive officers of Trenwick at December 31, 2000:

                           SUMMARY COMPENSATION TABLE

                                                                                      Long Term Compensation
                                                    Annual Compensation                        Awards
                                            -----------------------------------      -------------------------
                                                                                     Restricted     Securities
                                                                   Other Annual         Share       Underlying        All Other
                                            Salary       Bonus     Compensation        Awards        Options/       Compensation
Name & Principal Position         Year        ($)         ($)         ($)(1)           ($)(2)        SARs (#)          ($)(3)
                                  ----      -------     -------    ------------      ----------     ----------      ------------
James F. Billett, Jr.             2000      574,233     315,000       90,560           352,495        81,346           140,336
  Chairman, President             1999      560,334     315,000       87,443           375,007        28,448           128,031
  & Chief Executive Officer       1998      526,928     350,000       76,274           739,245        24,573           125,416

Steven J. Bensinger               2000      382,313     250,000                        187,499        43,269            75,775
  Executive Vice President        1999       57,692     250,000                                                         12,758
                                  1998

Paul Feldsher                     2000      262,121     250,000                        128,505        29,654            37,742
  Executive Vice President &      1999      255,177     202,500                        124,990        12,931            35,154
  Chief Underwriting Officer      1998      241,923     225,000                        150,016        12,287            34,097

Robert A. Giambo                  2000      262,121     225,000                        128,505        29,654            37,753
  Executive Vice President &      1999      255,177     180,000                        124,990        12,931            35,163
  Chief Actuary                   1998      236,154     200,000                        125,001        10,239            34,106

Coleman D. Ross                   2000      175,000     250,000                         87,495        17,499             4,846
  Executive Vice President &      1999
  Chief Financial Officer         1998

----------

(1) Consists of personal benefits provided by Trenwick for the indicated calendar years in which the amounts exceeded the lesser of $50,000 or ten percent of the named executive's combined salary and bonus for the year. Includes $43,775 for 2000, $43,111 for 1999 and $43,653 for 1998 for
     supplemental whole life and health benefits and $39,968 for 2000, $38,584 for 1999, and $29,121 for 1998 for automobile expenses.

(2) Amounts reflect restricted shares awarded as follows on March 1, 2000, based on the closing price per share on such date of $13.00: Mr. Billett, 27,115 shares, Mr. Bensinger, 14,423 shares, Mr. Feldsher, 9,885 shares and Mr. Giambo, 9,885 shares. The amount for Mr. Ross reflects an additional 5,833 restricted shares awarded on June 26, 2000, based on the closing price per share on such date of $15.00. The restricted shares vest in equal annual installments over five years from the date of award, beginning in 2001. Dividends are paid on restricted shares at the same rate as paid to all shareholders and, as permitted, those amounts have not been included in this table. The aggregate total of unvested restricted share holdings of each of the named executives as of December 29, 2000, at the then-applicable market price per share of $24.8125, were as follows:

                                                 Unvested
            Name                             Restricted Shares     Value ($)
            ----                             -----------------     ---------
     James F. Billett, Jr.                         27,115           672,791
     Steven J. Bensinger                           14,423           357,871
     Paul Feldsher                                  9,885           245,272
     Robert A. Giambo                               9,885           245,272
     Coleman D. Ross                                5,833           144,731

(3)  This  column  shows   contributions   by  Trenwick  under  various  defined
     contribution plans. The following table details the amounts contributed by Trenwick by defined contribution plan and named executive.

                                                                         Supplemental
                                                                          Executive         Supplemental
                                        401(k)                            Retirement          Executive
                                       Savings           Pension             Plan             Retirement            Rabbi
                          Year          Plans             Plans          Contribution        Plan Interest          Trust
                          ----         -------           -------         ------------       --------------          ------
James F. Billett, Jr.     2000         10,200             13,600            57,539              58,997
                          1999          9,600             12,800            60,026              45,605
                          1998          9,600             12,800            61,754              41,262

Steven J. Bensinger       2000         10,200             13,600                                                    51,975
                          1999          4,800                                                                        7,958
                          1998

Paul Feldsher             2000         10,200             13,600             8,960               4,982
                          1999          9,600             12,800             9,200               3,554
                          1998          9,600             12,800             8,800               2,897

Robert A. Giambo          2000         10,200             13,600             8,960               4,993
                          1999          9,600             12,800             9,200               3,563
                          1998          9,600             12,800             8,800               2,906

Coleman D. Ross           2000          4,846
                          1999
                          1998

     The following table sets forth information with respect to stock option grants to the named executives in 2000. The options, granted during 2000, to the named executives pursuant to Trenwick's 1993 Employee Stock Option Plan become exercisable in five equal annual installments beginning one year from the date of grant, but become immediately exercisable in full in the event of a change in control of Trenwick. They are subject to termination prior to their expiration date in the event of termination of the grantee's employment.

                        Option Grants in Last Fiscal Year

                                                                                                       Potential Realizable
                                                                                                     Value at Assumed Annual
                                                                                                             Rates
                             Number of        Percent of Total                                           of Stock Price
                             Securities         Options/SARs                                              Appreciation
                             Underlying          Granted to        Exercise or                         for Option Term ($)
                            Options/SARs        Employees in        Base Price     Expiration        -----------------------
Name                        Granted (#)       Fiscal Year (%)       ($/Share)         Date               5%          10%
----                        ------------      ----------------     -----------     ----------         -------     ---------
James F. Billett, Jr.          81,346              14.5%              13.00         03/01/10          655,055     1,685,379
Steven J. Bensinger            43,269               7.7%              13.00         03/01/10          353,751       896,475
Paul Feldsher                  29,654               5.3%              13.00         03/01/10          242,440       614,391
Robert A. Giambo               29,654               5.3%              13.00         03/01/10          242,440       614,391
Coleman D. Ross                17,499               3.1%              15.00         06/26/10          143,065       362,556

     The following table sets forth all stock options exercised during 2000 by the named executives and the number of unexercised options held by the named executives at December 31, 2000. Also included is the value of "in-the-money" options on December 31, 2000. In-the-money options are options whose exercise price is less than the fair market value of Trenwick's common shares.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values

                                                               Number of          Value of
                                                              Securities        Unexercised
                                                              Underlying        In-the-Money
                                                             Unexercised        Options/SARs
                                                             Options/SARs          at FY
                                  Shares                     at FY-End (#)       End($)(2)
                               Acquired on      Value       --------------     -------------
                               on Exercise     Realized      Exercisable/      Exercisable/
Name                               (#)          ($)(1)       Unexercisable     Unexercisable
----                           -----------     --------     --------------     -------------
James F. Billett, Jr.               0              0        203,021/81,346       0/960,900
Steven J. Bensinger                 0              0        186,202/43,269       0/511,115
Paul Feldsher                       0              0        115,218/29,654       0/350,288
Robert A. Giambo                    0              0        105,670/29,654       0/350,288
Coleman D. Ross                     0              0              0/17,499       0/171,709

----------

(1) Represents in each case the difference between the fair market value per Trenwick common share on the date of exercise and the option exercise price per share.

(2) Represents the difference between the closing price per Trenwick common share on December 29, 2000, of $24.8125 and the exercise price of "in-the-money" options granted to each named executive.

                     REPORT OF THE COMPENSATION COMMITTEE ON
               THE COMPENSATION OF EXECUTIVE OFFICERS OF TRENWICK

     The Compensation Committee of the Board of Directors is composed entirely of six independent outside directors. The Compensation Committee meets periodically to review and recommend for Board approval Trenwick's compensation program for senior executives and other key employees and independently administers the share option, share purchase and other incentive plans of Trenwick.

     The guiding principle of the Compensation Committee is to establish a compensation program which aligns executive compensation with Trenwick's objectives, business strategies and financial and operational performance. In this connection, the Compensation Committee seeks to:

     (1) Attract and retain qualified executives, in a highly competitive environment, who will play a significant role in the achievement of Trenwick's goals.

     (2) Create a performance-oriented environment that rewards performance with respect to the financial and operational goals of Trenwick and which takes into account industry-wide trends and performance levels.

     (3)  Reward   executives   for  strategic   management  and  the  long-term
enhancement of shareholder value.

     Compensation for the Trenwick's executive officers consists of three key elements: base salary and benefits, discretionary annual cash bonus and equity-based compensation. The Compensation Committee seeks to weigh each element both separately and collectively to ensure that the executive officers are appropriately compensated in a manner that advances both the short-term and long-term interests of the shareholders. The Compensation Committee's determinations are guided by the results of a comparative analysis of Trenwick's executive compensation practices, which was performed in 2000 with the assistance of an independent compensation consulting firm.

     The base salary for each executive officer is set on the basis of the salary levels in effect for comparable positions in the insurance and reinsurance industry, adjusted for the executive's experience and performance level and internal comparability considerations. Trenwick monitors industry salary levels through its participation in several annual industry surveys administered by nationally known compensation consulting firms. The Compensation Committee believes that base salaries generally should be adjusted from time to time so that they approximate the 50th percentile of Trenwick's peers based on survey information available to the Compensation Committee. Base salaries of executive officers have not been adjusted to conform to the 50th percentile of Trenwick's peers for the past three years. Instead, base salaries of executive officers have only been increased to keep pace with increases in consumer price indices and in conjunction with promotions.

     In addressing the second compensation element, the discretionary annual cash bonus, the Compensation Committee considers a variety of measures to be utilized in setting goals and evaluating annual performance. These measures include return on average capital employed, total return to shareholders and return on revenues, each of which is considered on an absolute basis and in comparison to Trenwick's peers, as well as the accomplishment of tactical and strategic objectives. The Compensation Committee fixes the amount that may be awarded to the Chief Executive Officer and an aggregate amount that may be awarded to other executive officers. The Chief Executive Officer allocates awards among the other executive officers up to the aggregate amount, which allocations are then reviewed and ratified by the Compensation Committee.

     In authorizing 2000 bonuses for executive officers, the Compensation Committee was cognizant of Trenwick's financial results as reflected in the numerical measures specified in the preceding paragraph, as well as the significant increase in the market price of its shares in 2000. The Compensation Committee also weighed the successful completion of the business combination with LaSalle Re Holdings Limited in September of 2000, the attendant restructuring of Trenwick's operations and the creation of a new Bermuda holding company. Based on these factors, the Compensation Committee reduced the overall cash incentive compensation paid to its executive officers to 10% below the 1999 level of cash incentive compensation paid by Trenwick to its executive officers.

     Trenwick's third compensation element, equity-based compensation, provides each executive officer with a meaningful shareholding in Trenwick as a long-term incentive and a mechanism for aligning the executive officers' interests with those of the shareholders. Under Trenwick's equity incentive plans, the Compensation Committee has the opportunity to award both share options and restricted shares to executive officers. Each is linked to the creation of shareholder value by providing additional value to the executive as Trenwick's share price increases. Options vest over an extended time, subject to an executive officer's continued employment with Trenwick, and expire within ten years of grant. Option grants are made at an exercise price not less than the fair market value of the underlying shares at the time of grant. Restricted shares cannot be transferred until the shares vest, with vesting occurring over an extended time, subject to the executive officer's continued employment. The holder has all the rights and privileges of a shareholder with respect to the restricted shares, other than the ability to transfer them, including the right to vote and to receive dividends.

     Trenwick makes annual awards of restricted shares and share options with a potential total value ranging from zero to up to a maximum of 150% of the recipient's annual salary. The Compensation Committee believes that this structure, initiated by Trenwick's predecessor, Trenwick Group Inc., in March 1998, promotes the retention of key employees in a highly competitive labor environment while emphasizing the alignment between their interests and those of Trenwick's shareholders. In light of the cited performance measures and strategic initiatives completed in 2000, the awards for 2000, distributed in March 2001, were made at rate of up to 100% of 2000 salaries for Trenwick's senior executive officers, other than Mr. Billett.

Compensation of the Chief Executive Officer

     Mr. Billett's base salary is set using the same criteria as all other executive officers. His 2000 cash bonus award remained unchanged from the prior year's level in reflection of Trenwick's financial results in 2000 and Trenwick's share price performance in 2000. The total value of his share award was set at 125% of his 2000 salary, which was greater than the other executive officers in recognition of the significance of his contribution to Trenwick's 2000 strategic initiatives.

Share Ownership Guidelines

     Trenwick  developed  share  ownership  guidelines  for the Chief  Executive
Officer, the other executive officers and the non-employee directors of Trenwick. Under these guidelines, which will be implemented in 2001, the Chief Executive Officer of Trenwick is expected to own a minimum of 150,000 shares, the other executive officers are each expected to own a minimum of 50,000 shares and the non-employee directors are each expected to own a minimum of 7,500 shares. The time period for compliance is three years. At this time the Chief Executive Officer and a majority of the non-employee directors and other executive officers comply with the share ownership guidelines. Trenwick may provide incentives for directors and officers to equal or exceed individual share ownership guidelines.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to Trenwick's Chief Executive Officer and the four other most highly compensated executive officers. However, qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. No executive officer  was  subject  to  the  limitations  of  Section  162(m)  in  2000.  The
Compensation Committee structures equity-based compensation for executive officers so as to qualify for deductibility under the statute to the extent feasible. However, to maintain a competitive position within Trenwick's peer group, the Compensation Committee retains the authority to approve equity-based compensation that may not be deductible.


                                        Respectfully submitted,

                                        Members of the Compensation Committee

                                        W. Marston Becker, Chairman
                                        Robert M. DeMichele
                                        Robert V. Deutsch
                                        Clement S. Dwyer, Jr.
                                        Joseph D. Sargent
                                        Frederick D. Watkins

                   Shareholder Return Performance Presentation

     Set forth below is a line graph for the five year period commencing December 31, 1995 and ending December 31, 2000, comparing the yearly percentage change on a dividend reinvestment basis of the common shares of Trenwick and its predecessors, Trenwick Group Inc. and LaSalle Re Holdings Limited against the cumulative total shareholder return of the Standard & Poor's 500 Stock Index and the SNL P & C Insurance Index. The line graph below tracks the performance of Trenwick Group Inc. and LaSalle Re Holdings Limited for the period from December 31, 1995 until September 27, 2000 and the performance of Trenwick from September 28, 2000 to December 31, 2000.

                  COMPARISON OF 5YEAR CUMULATIVE TOTAL RETURN8
                 AMONG TRENWICK GROUP LTD., THE S & P 500 INDEX
                      AND TH4E SNL. P & C INSURANCE INDEX


                                  [LINE CHART]


                            12/95    12/96    12/97    12/98    12/99   9/27/00    12/00
                           ------   ------   ------   ------   ------    -----    ------
Trenwick Group Inc.        100.00    84.28   105.68    94.38    51.24    60.63     79.04
LaSalle Re Holdings Ltd.   100.00   135.39   179.02   119.50    95.01    60.63     79.04
S & P 500                  100.00   122.96   163.98   210.84   255.22             231.98
SNL P & C Insurance        100.00   116.97   170.30   186.84   138.78             199.70

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires Trenwick's officers and directors, and persons who own more than ten percent of a registered class of Trenwick's common shares, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on Trenwick's review of all insiders' filings received, and written representations from reporting persons, Trenwick believes there were no Section 16 violations for Trenwick for the three months ended December 31, 2000 other than a failure of each director and Section 16 reporting officer to timely file a Form 3 within the 10 day period following the month during which the Trenwick/LaSalle business combination occurred.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of Trenwick's Board of Directors consists entirely of non-employee directors who are independent, as defined in the New York Stock Exchange Listing Standards. The Board of Directors has adopted a Charter for the Audit Committee. A copy of the Charter is attached to this proxy statement as Appendix A.

     The Audit Committee assists the Board of Directors in its oversight of Trenwick's financial statements. Management is responsible for Trenwick's financial statements and the financial reporting process. PricewaterhouseCoopers LLP, Trenwick's independent accountants are responsible for expressing an opinion on the conformity of Trenwick's audited financial statements with accounting principles generally accepted in the United States.

     In this context, the Audit Committee has reviewed and discussed Trenwick's audited financial statements with management and PricewaterhouseCoopers LLP. The Audit Committee has also reviewed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with PricewaterhouseCoopers LLP their independence from Trenwick and its management.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Trenwick's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     In addition to its audit services for the annual financial statements, PricewaterhouseCoopers LLP, provides Trenwick with nonaudit and other services (such as audits of Trenwick's employee benefit plans; various advisory and consulting services, including tax consultation and compliance services; acquisition due diligence and consulting; financial information systems design and implementation; and technical research and consultation). The Audit Committee reviews and discusses the scope of these additional services with PricewaterhouseCoopers LLP. Based on this review, the Audit Committee believes that PricewaterhouseCoopers LLP's provision of its nonaudit services is compatible with maintaining its independence.

     The following table sets out the various fees paid by Trenwick to PricewaterhouseCoopers LLP for its services.

                              Annual Fees for 2000

     Description                                                       Amount
     -----------                                                     ----------
     Audit Fees (1)                                                  $1,861,000
     Financial Information Systems Design and Implementation Fees     3,894,000
     All Other Fees (2)                                                 895,000

     (1) Professional audit services, including PricewaterhouseCoopers LLP's audit of Trenwick's annual financial statements for 2000 and its review of the financial statements included in Trenwick's Forms 10-Q. Through March 15, 2001, PricewaterhouseCoopers LLP has billed Trenwick $1,427,000.

     (2) All nonaudit and other services include audits of Trenwick's employee benefit plans; various advisory and consulting services, including tax consultation and compliance services; acquisition due diligence and consulting and technical research and consulting.

     Leased personnel were not employed by PricewaterhouseCoopers LLP with respect to this audit engagement. Respectfully submitted,


                                        Members of the The Audit Committee

                                        Stephen R. Wilcox, Chairman
                                        Anthony Brown
                                        Neil Dunn
                                        P. Anthony Jacobs
                                        Peter J. Rackley

PROPOSAL NO. 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Audited financial statements of Trenwick and its consolidated subsidiaries are included in Trenwick's annual report to shareholders, a copy of which has been furnished to all shareholders of record. Upon the recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP to examine its consolidated financial statements for the year ending December 31, 2001, and has determined it desirable to request that the shareholders approve such appointment. PricewaterhouseCoopers LLP and its predecessor Price Waterhouse LLP have acted as Trenwick's or Trenwick Group Inc.'s independent accountants since 1979. Representatives of PricewaterhouseCoopers LLP will be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

     The  Board  of  Directors  recommends  a vote FOR the  ratification  of the
appointment  of  PricewaterhouseCoopers   LLP  as  independent  accountants  for
Trenwick for the year ending December 31, 2001.

PROPOSAL NO. 3

          APPROVAL OF 2001 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

     The following is a summary of the Trenwick Group Ltd. 2001 Non-Employee Director Equity Incentive Plan which was adopted by the Board of Directors on February 9, 2001, subject to shareholder approval. A copy of the full text of the Non-Employee Director Equity Incentive Plan is set forth in Appendix B to this proxy statement, and the following description is qualified in its entirety by reference to Appendix B.

     The Board of Directors recommends a vote FOR approval of the Non-Employee Director Equity Incentive Plan.

General

     The Non-Employee Director Equity Incentive Plan authorizes the granting of non-statutory options to purchase Trenwick's common shares to non-employee directors and permits non-employee directors to purchase directly from Trenwick Trenwick's common shares. The purpose of the Non-Employee Director Equity Incentive Plan is to attract and retain the services of qualified persons who are not employees of Trenwick to serve as members of its Board of Directors and by encouraging such directors to acquire an increased proprietary interest in Trenwick.

Eligibility

     Only members of the Board of Directors who are not employees of Trenwick or its subsidiaries will be eligible to participate under the Non-Employee Director Equity Incentive Plan. At present, 13 members of the Board of Directors are eligible to participate in the Non-Employee Director Equity Incentive Plan.

Available Shares

     Up to 100,000 common shares will be initially available for grants and purchases under the Non-Employee Director Equity Incentive Plan. If any share options granted under the Non-Employee Director Equity Incentive Plan expires or terminates without having been exercised, the common shares subject to but not delivered under that option will again be available for option grants or share purchases under the Non-Employee Director Equity Incentive Plan.

Effective Date

     The Non-Employee Director Equity Incentive Plan will become effective on the date it is approved by the shareholders of Trenwick.

Share Options

     Options granted under the Non-Employee Director Equity Incentive Plan will only be non-statutory share options (i.e., options which do not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code).

     Number of Options to be Granted. Under the Non-Employee Director Equity Incentive Plan, following Trenwick's annual general meeting of shareholders at which a non-employee director is first elected to be a director or on the day a non-employee director is appointed to the Board of Directors, he or she will be granted 3,000 options. Thereafter, each non-employee director who is a member of the Board of Directors will be automatically granted 1,000 options immediately following Trenwick's Annual General Meeting of shareholders.

     Exercise Price. The exercise price per share of options granted under the Non-Employee Director Equity Incentive Plan will be the closing sales price of a common share on the date of grant. There will be no consideration received by Trenwick from a non-employee director in exchange for the grant of an option under the Non-Employee Director Equity Incentive Plan.

     Term. Each option will expire on the 10th anniversary of the date of its grant. In the event of death while serving as a director, the then-outstanding options that have vested shall be exercisable for one year from the date of the death or until the stated grant expiration date, whichever is earlier, by his/her successors in interest. All options which have been granted, but have not vested shall automatically expire and shall not be exercisable. In the event of the termination of service as a director by the Board of Directors for cause, the Compensation Committee in its sole discretion can cancel the then-outstanding options of such director, including those options which have vested, and such options shall automatically expire and become non-exercisable on the effective date of such termination.

     When Exercisable. The options will vest and become exercisable on the earlier to occur of (a) the day before the next Annual General Meeting of Trenwick and (b) a change in control of Trenwick. In order for the options to vest, the option recipient must still be a director of Trenwick at the time of vesting. The options will remain exercisable until they expire as described above under "Term."

     Manner of Exercise. The options may be exercised by payment in cash or by bank-certified, cashier's, or personal check. Payment may also be made in whole or part by tendering common shares having a fair market value at the time of exercise equal to the total option price, or by electing to have Trenwick withhold from the common shares otherwise issuable upon exercise of the option that number of common shares having a fair market value at the time of exercise equal to the total option price.

     Transferability. The right to exercise an option granted under the Non-Employee Director Equity Incentive Plan shall be exercisable only by the director receiving the option or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act or the rules thereunder. The options are not assignable or transferable other than by will or the laws of descent and distribution or a qualified domestic relations order.

     Tax Withholding. Upon exercise of any options pursuant to the Non-Employee Director Equity Incentive Plan, a director may instruct Trenwick to withhold option shares, that would otherwise be issuable upon such exercise, to cover withholding taxes based on the difference between the fair market value of the option shares on the date of their exercise of options and the exercise price of such options.

Share Purchases

     Each eligible non-employee director shall be entitled to purchase common shares from Trenwick from time to time. The duration and frequency of the time periods during which the eligible directors may purchase common shares will be established by the Compensation Committee. The duration of any offering period cannot exceed 12 months.

     Purchase Price. The per share purchase price for common shares purchased under the Non-Employee Director Equity Incentive Plan shall be the lower of (a) 85% of the fair market value of a common share at the beginning of a given offering period and (b) 85% of the fair market value of a common share at the end of a given offering period. Fair market value of a common share is the closing sales price per common share on the securities exchange on which the common shares are principally traded, which currently is the New York Stock Exchange.

     Share Restrictions. Common shares purchased under the Non-Employee Director Equity Incentive Plan initially cannot be sold, transferred, pledged, hypothecated or otherwise disposed of until the common shares vest. The Board of Directors, in its sole discretion, may remove any or all of the restrictions for any one or all of the non-employee directors.

     Vesting. Common shares purchased under the Non-Employee Director Equity Incentive Plan vest and become unrestricted as to transfer and non-forfeitable upon the earliest to occur of (a) the six month anniversary of the date of purchase or acquisition of the common shares, (b) the occurrence of a change in control of Trenwick or (c) the non-employee director who purchases the shares ceases to be a director of Trenwick for any reason other than termination for cause. In the event of a termination for cause, the Compensation Committee may cancel those unvested common shares purchased under the Non-Employee Director Equity Incentive Plan by the director being terminated.

     Dividends. Non-employee directors will be entitled to all dividends paid on common shares purchased under the Non-Employee Director Equity Incentive Plan, regardless of whether or not those common shares have vested.

     Voting. Non-employee directors will have full voting rights with respect to all common shares purchased under the Non-Employee Director Equity Incentive Plan, regardless of whether or not those common shares have vested.

Federal Income Tax Consequences

     Options granted under the Non-Employee Director Equity Incentive Plan will not be taxable to a non-employee director at grant, but will result in taxation at exercise. Upon exercise, a non-employee director will recognize ordinary income in an amount equal to the difference between the option's exercise price and the fair market value of the common shares on the exercise date.

     Common shares purchased under the Non-Employee Director Equity Incentive Plan will generally be taxable at the time the common shares vest. The non-employee director purchasing common shares under the Non-Employee Director Equity Incentive Plan will recognize ordinary income equal to the difference between the purchase price of the common shares and the fair market value of the common shares at the time of vesting. Alternatively, the non-employee director may elect to be taxed on the date the common shares are purchased. In such event, the non-employee director will recognize ordinary income equal to the difference between the purchase price of the common shares and the fair market value of the common shares on the date of purchase. Any appreciation in the value of the common shares following the making of this election by the non-employee director will be treated as capital gain income.

     In each instance, Trenwick will be entitled to deduct a corresponding amount as a business expense in the year in which the non-employee director recognizes income related to the option exercises or share purchases under the Non-Employee Director Equity Incentive Plan.

     Tax consequences for states and jurisdictions other than the United States may differ from those described above. The above discussion addresses only the general federal income tax consequences under the Non-Employee Director Equity Incentive Plan. It is not intended as tax advice to participants in the Non-Employee Director Equity Incentive Plan, who should consult their own tax advisors.

Adjustment of Outstanding Awards

     In the event of any split-up or consolidation of shares or any similar capital adjustment, share dividend or other increase or decrease in the number of common shares outstanding without receipt of consideration by Trenwick, the aggregate number of shares subject to the Non-Employee Director Equity Incentive Plan, the number of shares with respect to which an option may be granted, the number of shares for each outstanding option, the exercise price per option and the number of shares purchasable under the Non-Employee Director Equity
Incentive Plan will be proportionately adjusted to reflect the increase or decrease in common shares.

Administration

     The Non-Employee Director Equity Incentive Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee presently consists of six non-employee directors who are appointed by the Board of Directors. Among other functions, the Compensation Committee has the authority to construe the provisions of and establish rules for the administration of the Non-Employee Director Equity Incentive Plan.

Termination and Amendment

     The Board of Directors may amend, terminate or suspend the Non-Employee Director Equity Incentive Plan at any time, in its sole and absolute discretion. No amendment can be made more than once every six months that would change the amount, price or timing of the initial and annual grants or the price at which the common shares are purchased, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder. Also, no amendment can be made that would (a) materially increase the number of shares that may be issued under the Non-Employee Director Equity Incentive Plan, (b) materially modify the requirements as to eligibility for participation in the Non-Employee Director Equity Incentive Plan, or (c) otherwise materially increase the benefits accruing to participants under the Non-Employee Director Equity Incentive Plan without the approval of Trenwick's shareholders.

PROPOSAL NO. 4

APPROVAL OF EMPLOYEE SHARE PURCHASE PLAN

     The following is a summary of the Trenwick Group Ltd. Employee Share Purchase Plan, which was adopted by the Compensation Committee of Trenwick Group Inc. on August 2, 2000 and assumed by Trenwick upon completion of the Trenwick/LaSalle business combination. The Employee Share Purchase Plan commenced on February 1, 2001, subject to shareholder approval. A copy of the full text of the Employee Share Purchase Plan is set forth in Appendix C to this proxy statement, and the following description is qualified in its entirety by reference to Appendix C.

     The Board of Directors recommends a vote FOR approval of the Employee Share Purchase Plan.

General

     The purpose of the Employee Share Purchase Plan is to advance the interests of Trenwick by encouraging and providing for the acquisition of an equity interest in Trenwick by employees of Trenwick and its designated subsidiaries and by enabling Trenwick to attract and retain the services of key employees upon whose efforts the successful conduct of its operations is largely dependent.

Administration

     The Employee Share Purchase Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the Employee Share Purchase Plan, the Compensation Committee has authority to designate the Trenwick subsidiaries who will participate, to determine the commencement and length of any offering period and the number of common shares that may be acquired, to interpret the Employee Share Purchase Plan, to promulgate the rules and regulations relating to the Employee Share Purchase Plan, and to make all other determinations necessary or advisable for the administration of the Employee Share Purchase Plan.

Eligibility

     Any person who is regularly scheduled to work at least twenty (20) hours per week and at least five (5) months per calendar year and has maintained continuous status as an employee for at least three (3) months, is eligible to participate in the Employee Share Purchase Plan. No employee can be granted an option under the Employee Share Purchase Plan (i) if, immediately after the grant, the employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Internal Revenue Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of Trenwick or of any subsidiary or parent corporation of Trenwick, or
(ii) which permits such employee's right to purchase shares under all employee share purchase plans (as described in Section 423 of the Internal revenue Code) of Trenwick and any subsidiary or parent corporation of Trenwick to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the fair market value of such shares (determined at the time such option is granted) for any calendar year in which such option is outstanding at any time.

Shares Subject To The Employee Share Purchase Plan

     The Employee Share Purchase Plan provides for the issuance of up to 300,000 common shares, subject to adjustment as described below. In the event of any change in the outstanding common shares by reason of a share dividend, recapitalization, forward split or reverse split, merger, amalgamation, scheme of arrangement, consolidation, spin off, combination, exchange of shares or other similar corporate change, the number of shares subject to outstanding options and their stated option prices, and the number of shares subject to the Employee Share Purchase Plan will be adjusted by the Compensation Committee.

Options

     Trenwick may offer employees the opportunity to purchase common shares over any period of time up to 12 months. Trenwick may commence an offer by granting each eligible employee an option to purchase common shares. An eligible employee may elect to become a participant in the Employee Share Purchase Plan solely by filing an agreement with Trenwick authorizing payroll deductions of the employee's compensation. The option price per Trenwick common share subject to an offering shall be the lesser of: (i) eighty-five percent (85%) of the fair market value of a common share at the beginning of the offering period or (ii) eighty-five percent (85%) of the fair market value of a common share at the end of the offering period. Fair market value of the common shares will be determined by averaging the high and low sales prices of the common shares as reported on the relevant date.

Transferability

     No rights with regard to the exercise of an option or to receive common shares under the Employee Share Purchase Plan may be assigned or transferred, pledged or otherwise disposed of in any way.

Amendment or Termination

     The Board of Directors may at any time terminate or amend the Employee Share Purchase Plan. The Board of Directors may not amend the Employee Share Purchase Plan to increase the number of shares available for purchase under the Employee Share Purchase Plan, change the class of persons eligible to participate in purchases under the Employee Share Purchase Plan or reduce the purchase price below 85% of fair market value without approval of Trenwick's shareholders.

     The Employee Share Purchase Plan will also terminate on the date of any transaction resulting in a change in control of Trenwick.

Federal Income Tax Considerations

     It is the intention of Trenwick to have the Employee Share Purchase Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Employee Share Purchase Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Internal Revenue Code.

     The payroll deductions withheld from a participant's pay under the Employee Share Purchase Plan will be taxable income to the participant and must be included in the participant's gross income for federal income tax purposes in the year which such amounts otherwise would have been received.

     A participant will not be required to recognize any income for federal income tax purposes either at the time the participant is granted an option (which will be on the first day of an offering period) or by virtue of the exercise of the option (which will take place on the last day of such offering period). The federal income tax consequences of a sale or disposition of common shares acquired under the Employee Share Purchase Plan depend in part on the length of time the common shares are held by a participant before such sale or disposition. If a participant sells or otherwise disposes of common shares acquired under the Employee Share Purchase Plan (other than any transfer resulting from death) within two years after the first day of the offering period at the end of which the common shares were acquired, the participant must recognize ordinary compensation income in the year of such disposition in an amount equal to the excess of (i) the fair market value of the common shares on the date such common shares were acquired over (ii) the price paid for the common shares by the participant. The amount of "ordinary" compensation income recognized by the participant will be added to the participant's basis in such common shares for purposes of determining any additional gain or loss realized by the participant on the sale of the common shares. Any such additional gain or loss will be taxed as capital gain or loss, long or short, depending on how long the participant held the shares.

     If a participant sells common shares acquired under the Employee Share Purchase Plan after the two-year period or if the participant dies, the participant or the participant's estate must include as ordinary compensation income in the year of sale (or the taxable year ending upon death) an amount equal to the lesser of (i) the excess of the fair market value of the common shares on the first day of the offering period over the option price (determined as if the option had been exercised on the first day of the offering period), or
(ii) the excess of the fair market value of the common shares at the time of sale of the common shares or on the date of death over the price paid for the common shares by the participant. Except in the case of a transfer as a result of death, the amount of ordinary income recognized by the participant will be added to the participant's basis in such shares. Any gain realized upon the sale in excess of such basis will be taxed as a long-term capital gain. Any loss realized will be treated as long-term capital loss.

     Trenwick will not receive any income tax deduction as a result of issuing shares pursuant to the Employee Share Purchase Plan, except upon sale or disposition of shares by a participant within the designated two-year period. In such an event, Trenwick will be entitled to a deduction equal to the amount included as ordinary income to the participant with respect to the sale or disposition of such shares.

     Tax consequences for states and jurisdictions other than the United States may differ from those discussed above. The above discussion addresses only the general federal income tax consequences under the Employee Share Purchase Plan. It is not intended as tax advice to participants in the Employee Share Purchase Plan, who should consult their own tax advisors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Indebtedness

     With the approval of the Compensation Committee, Trenwick extended lines of credit of $1,000,000 to James F. Billett, Jr., the Chairman, President and Chief Executive Officer of Trenwick, and $250,000 to Alan L. Hunte, an Executive Vice President and the Chief Accounting Officer and Treasurer of Trenwick Services Inc. The lines of credit are payable upon demand and bear interest on outstanding balances at the prime rate of interest until paid in full. The largest aggregate amount of indebtedness outstanding under Mr. Billett's line of credit in 2000 was $750,000 as of February 16, 2000, with Mr. Billett's indebtedness remaining at $750,000 for the rest of the year. The largest aggregate amount of indebtedness outstanding under Mr. Hunte's line of credit in 2000 was $250,000 as of June 22, 2000, with Mr. Hunte's indebtedness remaining at $250,000 for the rest of the year. The amount outstanding as of March 26, 2001 was $750,000 under Mr. Billett's line of credit and $250,000 under Mr. Hunte's line of credit. The proceeds from loans made under the lines of credit have been used by Messrs. Billett and Hunte to fund credit extended in connection with earlier acquisitions of Trenwick's common shares.

Registration Rights Agreement

     In connection with the Trenwick/Chartwell merger, Trenwick assumed Chartwell Re Corporation's rights and obligations under a registration rights agreement entered into in December 1995 by Chartwell Re Corporation, certain members of the Richardson family and certain of Chartwell Re Corporation's other stockholders. Pursuant to the registration rights agreement, upon the request of shareholders holding at least 330,000 of Trenwick's common shares or any security convertible into 330,000 Trenwick common shares, Trenwick must, subject to certain limited exceptions, use its best efforts to register such shares under the Securities Act of 1933, as amended. Trenwick is not obligated to effect more than one registration in any nine-month period or more than four during the term of the registration rights agreement. The Richardson family has the right to initiate two of the four registrations effected pursuant to the registration rights agreement. Trenwick must pay all registration expenses in connection with the four registrations except underwriting discounts and commissions and transfer taxes. If the registration is in the form of an underwritten offering, the shareholders holding a majority of the Trenwick common shares being registered pursuant to the registration may select the underwriters, subject to Trenwick's approval.

     Parties to the registration rights agreement have "piggyback" rights to register Trenwick common shares in connection with registration of equity securities by Trenwick. These rights are subject to limitation if the registration involves an underwritten offering and the managing underwriter determines that, in its good faith view, the inclusion of all or any portion of such additional securities in the registration would have a material adverse effect on the offering.

     Mr. DeMichele, a director of Trenwick, was originally designated by the Richardson family as its representative on the Board of Directors of Trenwick Group Inc. and currently acts as a financial advisor for certain members of the Richardson family.

Indemnification; Insurance

     Trenwick has generally agreed to indemnify the former officers and directors of Chartwell Re Corporation in respect of acts or omissions occurring prior to the effective time of the Trenwick/Chartwell merger (including, but not limited to, the transactions contemplated by the agreement pursuant to which the Trenwick/Chartwell merger was effected) to the extent provided under Chartwell Re Corporation's certificate of incorporation and by-laws as in effect on the date of the merger agreement, in each case subject to any limitation imposed by applicable law. In addition, Trenwick agreed to maintain Chartwell Re Corporation's existing directors' and officers' liability insurance for six years from the Trenwick/Chartwell merger, subject to certain limitations.

     Trenwick has also agreed to indemnify the present and former directors and officers of Trenwick Group Inc. and LaSalle Re Holdings Limited against liabilities arising out of the Trenwick/LaSalle business combination. Subject to applicable Bermuda law and public policy, after we complete the transactions, Trenwick will honor indemnification rights of the current and former directors and officers of Trenwick Group Inc., LaSalle Re Holdings Limited or any of their respective subsidiaries. In addition, Trenwick agreed to maintain, for all former and current directors and officers of Trenwick Group Inc., LaSalle Re Holdings Limited and their respective subsidiaries, the current directors' and officers' liability insurance, fiduciary liability insurance and indemnification policies maintained by Trenwick Group Inc. and LaSalle Re Holdings Limited for at least six years from the effective time of the Trenwick/LaSalle business combination.

Underwriting Services Agreement and Underwriting Support Services Agreement

     Effective on October 1, 1998, LaSalle Re Limited entered into an underwriting support services agreement with CNA Re Services Company and CNA (Bermuda) Services Limited. Under the underwriting support services agreement, which expires on September 30, 2001, CNA Re Services Company provided underwriting support services to LaSalle Re Limited on a daily or hourly fee basis when and as requested by LaSalle Re Limited. LaSalle Re Limited paid CNA (Bermuda) Services Limited a $333,333 annual retainer, which was credited against CNA Re Services Company's daily or hourly fees and associated travel expenses. In recognition of the contribution made by CNA (Bermuda) Services Limited to the development of LaSalle Re Limited's business, LaSalle Re Limited agreed, subject to certain conditions, to pay CNA (Bermuda) Services Limited an underwriting profit commission of 1.67% of the aggregate net underwriting profits of LaSalle Re Limited for each fiscal year during the term of the underwriting support services agreement for which LaSalle Re Limited's loss ratio was 70% or less.

     While the current underwriting support services agreement will not terminate until September 30, 2001, LaSalle Re Limited has not utilized the agreement since the Trenwick/LaSalle business combination and does not anticipate utilizing it in 2001. Consequently, LaSalle Re Limited has accrued and expensed all fees payable under the agreement during the year ended December 31, 2000. This amounted to $786,000.

     Mr. Deutsch, a director of Trenwick, is the Senior Vice President and Chief Financial Officer of CNA.

Investment Management Agreement

     Pursuant to an investment management agreement with Aon Advisors (UK) Limited, a subsidiary of Aon Corporation, Aon Advisors (UK) Limited provided LaSalle Re Limited with investment management services in accordance with the investment guidelines set by the board of directors of LaSalle Re Holdings Limited. The investment management agreement expired on December 31, 2000. Pursuant to the terms of the investment management agreement, Trenwick paid Aon Advisors (UK) Limited a fee equal to 0.16375% per annum of the assets under management. The fees for these investment management services were determined in arm's length commercial negotiations. The performance of Aon Advisors (UK) Limited and the fees paid were periodically reviewed by the investment/finance committee of the board of directors of LaSalle Re Holdings Limited. LaSalle Re Limited paid Aon Advisors
(UK) Limited investment management fees of $821,000 for the year ended December 31, 2000.

     Michael A. Conway, who was a director of LaSalle Re Holdings Limited from May 1999 until the Trenwick/LaSalle business combination, is an executive officer of Aon Corporation.

Reinsurance Transactions with Aon and CNA

     In the year ended December 31, 2000, LaSalle Re Holdings Limited assumed premiums totaling approximately $668,000 from a ceding company related to CNA Financial Corporation and ceded premiums totaling approximately $6,556,000 to a reinsurer related to CNA Financial Corporation. Absent CNA Financial Corporation's relationship with Trenwick and its predecessor company, LaSalle Re Holdings Limited, such transactions might not have taken place. In addition, during the same period, LaSalle Re Limited wrote premiums totaling approximately $30,340,000 through brokers related to Aon Corporation; brokerage fees incurred in respect of this business were approximately $3,034,000 during the same period. The terms of these reinsurance transactions were negotiated between the parties and Trenwick believes that such terms were at market rates. Trenwick does not anticipate similarly assuming business from and ceding business to CNA related companies, however, it will continue writing business through Aon Corporation related brokers during the year ending December 31, 2001. However, the quantity of such business for the 2001 fiscal year cannot yet be determined.

Loan to a former Executive Officer

     In accordance with the 1994 employment agreement of Mr. Victor Blake, LaSalle Re Holdings Limited's former Chief Executive Officer, LaSalle Re Holdings Limited loaned Mr. Blake $695,000 to purchase a condominium in Bermuda. The loan is evidenced by a promissory note and interest is payable at the rate of 8% per annum. LaSalle Re Holdings Limited has agreed to reimburse Mr. Blake for interest paid on the loan. Currently, Mr. Blake and LaSalle Re Holdings Limited are looking for a buyer for the property. The loan will be due at the time of sale. If, as of the date of sale, the fair market value of the condominium has increased over the amount of the loan, Mr. Blake shall also be required to pay the amount of the increase to LaSalle Re Holdings Limited. If the fair market value of the condominium has decreased to below the purchase price, the amount due from Mr. Blake shall be reduced by the amount of the decrease.

Other Transactions

     In 1999 and 2000, LaSalle Re Holdings Limited renegotiated its catastrophe equity securities issuance option agreement that it had originally entered into in 1997. Aon Capital Markets, a subsidiary of Aon Corporation acted as broker in the renegotiation and received a brokerage fee. During the year ended December 31, 2000, this fee amounted to $936,479.

     After the formation of LaSalle Re Holdings Limited's ad hoc committee on strategic alternatives in May 1999, Trenwick engaged Aon Capital Markets as one of three investment bankers to assist LaSalle Re Holdings Limited in investigating and negotiating potential strategic transactions. Following the Trenwick/LaSalle business combination, LaSalle Re Holdings Limited paid Aon Capital Markets a transaction fee of $807,152.

               SHAREHOLDER PROPOSALS--2002 ANNUAL GENERAL MEETING

     In order for a proposal by a shareholder of Trenwick to be eligible to be included in Trenwick's proxy statement and proxy for the 2002 Annual General Meeting of shareholders, the proposal must be received in proper form by the Secretary of Trenwick at Trenwick's principal executive offices no later than December 11, 2001.

     In order for a proposal by a shareholder of Trenwick which is not included in Trenwick's proxy Statement and proxy for the 2002 Annual General Meeting of shareholders to be considered timely, the proposal must be received by the Secretary of Trenwick at Trenwick's principal executive offices no later than February 24, 2002. Absent receipt of proper shareholder notice prior to February 24, 2002, the proxies designated by the Board of Directors of Trenwick for the 2002 Annual General Meeting of shareholders may vote in their discretion on any proposal any shares for which they have been appointed proxies without mention of such matter in Trenwick's proxy statement for such meeting or on the proxy for such meeting.

     Shareholder recommendations of nominees for director of Trenwick should be submitted in writing to the Secretary of Trenwick, with a description of the proposed nominee's qualifications and other relevant biographical information, and the nominee's consent to serve as a director of Trenwick. Shareholder recommendations for director nominees for the 2002 Annual General Meeting must be received by Trenwick on or prior to December 11, 2001.

                                  OTHER MATTERS

     Management of Trenwick is not aware of, and does not intend to present, any matters at the Annual General Meeting other than those set forth above. Should other matters properly come before the meeting, the persons named on the enclosed proxy may vote such proxy in accordance with their best judgment.

     Trenwick will bear the cost of preparing, assembling and mailing the enclosed proxy, this proxy statement and other material which may be sent to shareholders in connection with this solicitation. Proxies will be solicited on behalf of the Corporation by D.F. King & Co., Inc. for a fee of approximately $6,500 plus reasonable out of pocket expenses. D.F. King & Co., Inc. may solicit proxies by mail, personal interview, telephone and telegraph. In addition, proxies may be solicited by mail, personal interview, telephone and telegraph by directors, officers and employees of Trenwick and its subsidiaries without receiving additional compensation. Trenwick will also request brokers and other nominees to forward soliciting material to the beneficial owners of shares which are held of record by them and may reimburse such persons for expenses incurred in connection with the forwarding of such material.


                                        By order of the Board of Directors,

                                        /s/  John V. Del Col

                                        John V. Del Col
                                        Assistant Secretary


     Shareholders are entitled to receive, upon written request, and without charge, a copy of Trenwick's Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission. Please direct such requests to the Office of the Secretary, Trenwick Group Ltd., Continental Building, 25 Church Street, Hamilton HM 12, Bermuda.

                                   Appendix A

                               TRENWICK GROUP LTD.
                             AUDIT COMMITTEE CHARTER

On behalf of the Board of Directors of Trenwick Group Ltd. (the "Company"), Trenwick's Audit Committee (the "Committee") fulfills an oversight role in the areas of auditing controls and financial reporting. It requires and receives information and reports from management, the independent auditors and outside actuaries to facilitate informed and vigilant review and discussion of the auditing, control and financial reporting processes of Trenwick and its subsidiaries. The Committee recognizes that the primary responsibility for Trenwick's financial reporting and controls rests with Trenwick's senior management. The Committee's essential function is to enhance the independence and objectivity of the auditing function with the ultimate goal of reinforcing the confidence of the shareholders and the public in the integrity of Trenwick's financial reporting process.

Audit Committee Size

The size of the Committee shall be determined from time to time by Trenwick's Board of Directors, but in any event must consist of at least three members of Trenwick's Board of Directors. Vacancies of members of the Committee shall be filled by the Board of Directors. The Board of Directors shall designate one member of the Committee to be the Chairman of the Committee.

Audit Committee Member Qualifications

     o Each Committee member must be "independent" (as such term is defined in Rule 303.01(B)(3) of the New York Stock Exchange Listed Company Manual).

     o Each Committee member must be financially literate, as such qualification is interpreted by Trenwick's Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee.

     o At least one Committee member must have accounting or related financial management expertise, as Trenwick's Board of Directors interprets such qualification in its business judgment.

     o    No  Committee  member  may be  employed  as an  executive  of  another
          corporation   where  any  of  Trenwick's   executives  serve  on  that
          corporation's compensation committee.

     o No Committee member may be an "immediate family member" (as such term is defined in Rule 303.02(A) of the New York Stock Exchange Listed Company Manual) of an individual who is or has been during the past three years an executive officer of Trenwick or any of its affiliates.

Areas of Oversight

The Committee's areas of oversight include:

     o Controls - reinforcing management's strong commitment to controls and the adequacy of adherence to Trenwick's accounting, administrative and operating control and risk assessment processes.

     o    Financial  Information  - overseeing  the  adequacy of  processes  for
          reporting  financial  information  to  shareholders,   regulators  and
          others.

     o    Auditing   Functions  -  overseeing  the  adequacy,   objectivity  and
          independence of the external auditing process.

     o Actuarial Functions - overseeing the adequacy and objectivity of any external actuarial work.

     o Communication - by periodic meetings, during which written and oral reports are received, providing through the Committee to Trenwick's Board of Directors the appropriate communication of findings arising from the auditing process and the actuarial evaluation.

The Committee's periodic meetings provide the vehicle for carrying out its responsibilities by considering communications from management, the independent auditors and outside actuaries as set forth below.

Management

The Committee should review the following communications from management:

     o    Trenwick's annual financial statements and related footnotes.

     o material matters affecting the financial statements and internal control processes.

     o    material audit findings and management's responses thereto.

     o    filings  with  the  Securities  and  Exchange   Commission  and  other
          published documents containing Trenwick's financial statements.

     o    any changes required in the planned scope of the audit plan.

     o policies and procedures with respect to officers' expense accounts and perquisites, including the use of the corporate assets.

     o material risks or exposures and the steps management has taken to minimize such risk to Trenwick.

     o    legal  and  regulatory  matters,   Company  compliance  policies,  and
          programs and reports received from regulators.

     o adequacy of Trenwick's internal controls and related significant findings and recommendations of the independent accountant together with management's responses thereto.

Independent Auditors

The independent auditor for Trenwick is ultimately accountable to Trenwick's Board of Directors and the Committee and the Committee and Trenwick's Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).

The Committee should review the following communications from the independent auditors:

     o the annual scope and audit plan and significant changes required in the planned scope of the audit.

     o    the annual fee budget.

     o    reports on fees for additional services arising during the year.

     o    the results of the annual audit and the report thereon.

     o difficulties encountered in the audit, including any restrictions on the scope of audit work or access to required information.

     o    confirm the  independence  of the  independent  auditors,  including a review on a periodic basis of a formal written statement prepared by the independent auditors delineating all relationships between the independent auditor and Trenwick, actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and recommending that Trenwick's Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

     o recommend to Trenwick's Board of Directors the annual appointment of the independent auditors.

     o other matters related to the audit required to be communicated under generally accepted auditing standards.

Actuaries

The Audit Committee should review the following communications from Trenwick's internal and outside actuaries:

     o    the scope of any actuarial evaluation.

     o    the findings and results of any actuarial evaluation of loss reserves.

     o    the objectivity and independence of the outside actuaries.

Procedures and Responsibilities

The Committee's procedures and responsibilities will include:

     o meeting with management, the independent accountant and outside actuaries in separate executive sessions to discuss any matters the Committee or these groups believe should be discussed privately with the Committee.

     o reporting the Committee's actions to Trenwick's Board of Directors with such recommendations as may be appropriate.

     o the power to conduct or authorize investigations into any matters within the Committee's scope of responsibility with independent access to Trenwick's outside counsel, accountants or others to assist it in the conduct of any investigation.

Meetings

The Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee and/or the Chairman of the Board of Directors. The Committee shall conform to such directions as the Board of Directors shall impose on them, provided that each member shall have one vote, and the Committee shall have the right as it deems appropriate to retain outside experts. The Committee may adopt rules for the conduct of its affairs, including rules governing the adoption of resolutions by unanimous written consent, and the place, time, and notice of meetings, as shall be advisable and as shall not be inconsistent with Trenwick's Bye-laws or with any applicable resolution adopted by the Board of Directors. The Committee shall cause minutes to be made of all meetings of the Committee and of the attendance thereat and shall cause such minutes and copies of resolutions adopted by unanimous written consent to be promptly inscribed or incorporated by the Secretary in the minute book. Reports of meetings of the Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board of Directors approved by the Committee.

                                   Appendix B

                               TRENWICK GROUP LTD.
                2001 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

     1. Purpose. The purpose of the Trenwick Group Ltd. 2001 Non-Employee Director Equity Incentive Plan (the "Plan") is to promote the interests of Trenwick Group Ltd. (the "Company") and its shareholders by strengthening Trenwick's ability to attract and retain the services of experienced and knowledgeable non-employee directors and by encouraging such directors to acquire an increased proprietary interest in Trenwick.

     2. Definitions. As used in the Plan, the following definitions apply to the terms indicated below:

     (a) "Award Agreement" shall mean the written agreement between Trenwick and an Eligible Director evidencing an option.

     (b)  "Board" shall mean the Board of Directors of Trenwick.

     (c) "Business Day" shall mean each day that the New York Stock Exchange, Inc. (or such other exchange on which the Common Shares are principally traded on the date of reference) is open for the transaction of business.

     (d) "Cause" when used in connection with the termination of an Eligible Director's status as a Director of Trenwick, shall mean (i) the willful and continued failure by the Eligible Director substantially to perform his or her duties and obligations to Trenwick (other than any such failure resulting from his incapacity due to physical or mental illness) or (ii) the willful engaging by the Eligible Director in misconduct which is materially injurious to Trenwick. For purposes of this Section 2(d), no act, or failure to act, on an Eligible Director's part shall be considered "willful" unless done, or omitted to be done, by the Eligible Director in bad faith and without reasonable belief that his action or omission was in the best interest of Trenwick. The Board shall determine whether a termination of an Eligible Director's status as a Director of Trenwick is for Cause.

     (e)  "Change in Control" shall mean any of the following occurrences:

          (i) any "person," as such term is used in Sections 13(d) and 14(d)of the Exchange Act (other than Trenwick, any trustee or other fiduciary holding securities under an employee benefit plan of Trenwick or any corporation owned, directly or indirectly, by the shareholders of Trenwick in substantially the same proportions as their ownership of stock of Trenwick), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Trenwick representing 50% or more of the combined voting power of Trenwick's then outstanding securities;

          (ii) during any period of not more than two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with Trenwick to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (iii) the shareholders of Trenwick approve a merger or consolidation of Trenwick with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of Trenwick outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Trenwick or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of Trenwick (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of Trenwick's then outstanding securities; or

          (iv)  the   shareholders  of  Trenwick  approve  a  plan  of  complete liquidation  of  Trenwick  or  an  agreement  for  the  sale  or disposition by Trenwick of all or substantially all of Trenwick's assets.

     (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (g) "Commencement Date" shall mean the first Business Day of each Offering Period.

     (h) "Committee" shall mean the Compensation Committee of the Board. The Committee shall consist of two or more persons each of whom is an "outside director" within the meaning of Section 162(m) of the Code and a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Exchange Act (or who satisfies any other criteria for administering employee benefit plans as may be specified by the Securities and Exchange Commission in order for transactions under such plan to be exempt from the provisions of Section 16(b) of the Exchange Act).

     (i) "Common Shares" shall mean the common shares of Trenwick, par value $0.10 per share.

     (j)  "Director" shall mean each member of Trenwick's Board.

     (k) "Disabled" shall mean a disability within the meaning of Section 22(e)(3) of the Code.

     (l) "Eligible Director" shall mean each Director who is not otherwise an employee of Trenwick or any subsidiary of Trenwick.

     (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (n) "Fair Market Value" of a Common Share, as of a date of determination, shall mean (i) the closing sales price per Common Share on the national securities exchange on which such shares are principally traded for the last preceding date on which there was a sale of such shares on such exchange, or (ii) if the Common Shares are not listed or admitted to trading on any such exchange, the closing price as reported by the Nasdaq Stock Market for the last preceding date on which there was a sale of such shares on such exchange, or (iii) if the Common Shares are not then listed on the Nasdaq Stock Market, the average of the highest reported bid and lowest reported asked prices for the Common Shares as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market, or (iv) if the Common Shares are not then listed on a national securities exchange or traded in an over-the-counter market, such value as determined by the Committee in good faith.

     (o) "Offering" shall mean any proposal made in accordance with the terms and conditions of the Plan permitting Eligible Directors to purchase Common Shares under the Plan during an Offering Period.

     (p) "Offering Period" means each period which begins on a Commencement Date and ends on a Purchase Date during which Eligible Directors may purchase Common Shares pursuant to an Offering under the Plan.

     (q)  "Purchase  Date"  shall mean the last  Business  Day of each  Offering
          Period.

     (r) "Unrestricted Shares" shall mean all Common Shares purchased by an Eligible Director pursuant to Section 7 of the Plan following the earliest to occur of the following events:

          (i) the six month anniversary of the Purchase Date related to such Common Shares or, with respect to any additional Common Shares received pursuant to a stock split or stock dividend of any Common Shares in an Eligible Director's account, the six month anniversary of the date of acquisition;

          (ii)  a Change in Control of Trenwick; or

          (iii) the Eligible Director ceases to be a Director of Trenwick for any reason other than for Cause.

     3. Shares Subject to the Plan. Subject to adjustment as provided in Section 8, the total number of Common Shares of Trenwick for which options may be granted or which may be purchased under the Plan shall be 100,000 Common Shares (the "Shares"). The Shares shall be shares currently authorized but unissued or currently held or subsequently acquired by Trenwick as treasury shares, including shares purchased in the open market or in private transactions. If any option granted under the Plan expires or terminates for any reason without having been exercised in full, the Shares subject to, but not delivered under, such option may become available for that grant of other options or for sale under the Plan. No shares delivered to Trenwick in full or partial payment of an option exercise price payable pursuant to Section 6(c) shall become available for the grant of other options or for sale under the Plan.

     4. Administration of the Plan. The Plan shall be administered by the Committee, subject to Sections 11 and 12. Subject to the terms of the Plan, the Committee shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for administering the Plan as the Committee deems desirable.

     5. Participation in the Plan. Each Eligible Director shall be eligible to participate in the Plan.

     6. Options. Each option granted to an Eligible Director under the Plan and the issuance of Shares thereunder shall be subject to the following terms:

          (a) Option Agreements. Each option granted under the Plan shall be evidenced by an Award Agreement duly executed on behalf of Trenwick and by the Eligible Director to whom such option is granted and dated as of the applicable date of grant. Each Award Agreement shall be signed on behalf of Trenwick by an officer or officers delegated such authority by the Committee using either manual or facsimile signature. Each Award Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Award Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

          (b) Option Grant Size and Grant Dates.

               (i) Initial Grants. An option to purchase 3,000 Shares, as adjusted pursuant to Section 8 (an "Initial Grant"), shall be granted to each Eligible Director immediately following the Annual Meeting at which such Director is first elected to be a Director or at the close of business on the day upon which such Eligible Director is first appointed by the Board to be a Director, whichever first occurs; provided, that if an Eligible Director who previously received an Initial Grant terminates service as a Director and is subsequently elected or appointed to the Board, such Director shall not be eligible to receive a second Initial Grant, but shall be eligible to receive only Annual Grants as provided in Section 6(b)(ii).

               (ii) Annual Grants. An option to purchase 1,000 Shares, as adjusted pursuant to Section 8 (an "Annual Grant"), shall be granted automatically each year, immediately following the Annual Meeting, to each Director who is an Eligible Director at such time.

          (c) Option Exercise Price. Each Award Agreement shall state the exercise price per share of the Common Shares to which it relates. The exercise price per Common Share subject to an option shall not be less than 100% of the Fair Market Value per Common Share at the close of business on the day of the grant of the option.

          (d) Vesting; Exercisability. An option granted immediately following an Annual General Meeting shall vest and become nonforfeitable on the earlier to occur of (a) the day before the next Annual General Meeting or
     (b) a Change in Control of Trenwick, in each case if the optionee has continued to serve as a Director until such time. An option granted other than immediately following an Annual General Meeting shall vest and become nonforfeitable on the earlier to occur of (i) the first annual anniversary of the day on which such option was granted or (ii) a Change of Control of Trenwick, in each case if the optionee has continued to serve as a Director until such time. An option shall on that day and thereafter be exercisable, subject only to Section 6(g).

          (e) Time and Manner of Option Exercise. Any vested and exercisable option is exercisable in whole or in part at any time or from time to time during the option period by giving written notice, signed by the person exercising the option, to Trenwick stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full of the option exercise price for the number of Shares to be purchased and by the payment or making provision satisfactory to Trenwick for the payment of any taxes which Trenwick is obligated to collect with respect to the issue or transfer of the Shares upon such exercise. The date both such notice and payment are received by the office of the Secretary of Trenwick shall be the date of exercise of the option as to such number of Shares. No option may at any time be exercised with respect to a fractional Share.

          (f) Payment of Exercise Price. Payment of the option exercise price may be in cash or by bank-certified, cashier's, or personal check or payment may be in whole or part by:

          (i) transfer to Trenwick of Common Shares having a Fair Market Value equal to the option exercise price at the time of such exercise, or

          (ii) delivery of instructions to Trenwick to withhold Shares that would otherwise be issued on such exercise of the option having a Fair Market Value at the time of such exercise equal to the total option exercise price of the options being exercised.

     If the Fair Market Value of the number of whole Common Shares transferred or the number of whole option Shares surrendered is less than the total exercise price of the option being exercised, the shortfall must be made up in cash or other form of payment as permitted under this Section 6(f).

          (g) Term of Options. Each option shall expire ten years from its date of grant, but shall be subject to earlier termination as follows.

          (i) In the event of the death of an optionee while the optionee is a Director, the then-outstanding options of such optionee that have vested pursuant to Section 6(d) shall be exercisable for one year from the date of the death of the optionee or until the stated grant expiration date, whichever is earlier, by his/her successors in interest, in accordance with the paragraph below. However, all options which have been granted, but have not vested pursuant to Section 6(d), shall automatically expire and shall not be exercisable.

          (ii) In the event of the termination of an optionee's service as a Director by the Board for Cause, the Committee in its sole discretion can cancel the then-outstanding options of such optionee, including those options which have vested pursuant to
               Section 6(d), and such options shall automatically expire and become non-exercisable on the effective date of such termination.

     Exercise of a deceased optionee's options that are still exercisable shall be by the estate of such optionee or by a person or persons whom the optionee has designated in writing filed with Trenwick, or, if no such designation has been made, by the person or persons to whom the optionee's rights have passed by will or the laws of descent and distribution.

          (h) Transferability. The right of any optionee to exercise an option granted under the Plan shall, during the lifetime of such optionee, be exercisable only by that optionee or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO") and shall not be assignable or transferable by such optionee other than by will or the laws of descent and distribution or a QDRO.

          (i) Limitation of Rights. Neither the recipient of an option under the Plan nor an optionee's successor or successors in interest shall have any rights as a shareholder of Trenwick with respect to any Shares subject to an option granted to such person until the date of issuance of a certificate for such Shares.

          (j) Regulatory Approval and Compliance. Trenwick shall not be required to issue any certificate or certificates for Shares upon the exercise of an option granted under the Plan or to record as a holder of record of Shares the name of the individual exercising an option under the Plan, without obtaining to the complete satisfaction of the Committee the approval of all regulatory bodies deemed necessary by the Committee and without complying, to the Committee's complete satisfaction, with all rules and regulations under federal, state, or local law deemed applicable by the Committee.

          (k) Tax Withholding. Eligible Directors participating in the Plan, upon exercise of any options pursuant to the Plan, may instruct Trenwick to withhold option Shares that would otherwise be issuable upon such exercise to cover applicable withholding taxes based upon the difference between the Fair Market Value on the date of exercise of the Shares underlying the options being exercised and the exercise price of such options.

          (l) Nonstatutory Stock Options. All options granted under the Plan shall be nonstatutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

     7. Stock Purchases. Each Eligible Director under the Plan shall be entitled to purchase shares from Trenwick in accordance with the following terms:

          (a) Offerings. The Plan shall be implemented by a series of Offerings to all Eligible Directors, the duration and frequency of which will be specified from time to time by the Committee.

          (b) Purchase Price. Each Offering shall permit each Eligible Director to purchase on the Purchase Date Common Shares at a purchase price per share which shall be the lower of (i) 85% of the Fair Market Value of the Common Shares on the Commencement Date, or (ii) 85% of the Fair Market Value of the Common Shares on the Purchase Date.

          (c) Duration of Offering Periods. No Offering Period pursuant to the Plan shall be for a period greater than 12 months from the Commencement Date.

          (d)  Restrictions  on Shares.  Common Shares  purchased by an Eligible
     Director under this Section 7 shall not be sold, transferred or otherwise disposed of, and shall not be pledged or otherwise hypothecated until such time as they shall become Unrestricted Shares. The Board, in its sole discretion, may remove any or all of the restrictions on the Common Shares established by this Section 7(d), at any time, for any Eligible Director or any group of Eligible Directors.

          (e) Vesting. Common Shares purchased by an Eligible Director under this Section 7 shall vest and become nonforfeitable at such time as they shall become Unrestricted Shares or the restrictions related to such Common Shares shall be otherwise removed by the Board pursuant to Section 7(d). In the event of the termination of an Eligible Director's service as a Director by the Board for Cause, the Committee in its sole discretion can cancel the issuance of those Common Shares purchased by such Director pursuant to this Section 7 which have not yet become Unrestricted Shares and such Director shall have no further rights with respect to such Common Shares as of effective date of such termination.

          (f) Dividends. Dividends paid in cash on Common Shares held in an Eligible Director's account prior to becoming Unrestricted Shares shall be distributed to such Eligible Director as soon as practicable. Dividends on such Common Shares paid in Common Shares or stock splits of the Common Shares shall be credited to the accounts of Eligible Directors. Dividends paid on such Common Shares in property other than cash or Common Shares shall be distributed to Directors as soon as practicable.

          (g) Voting. An Eligible Director shall have the right to vote all Common Shares purchased pursuant to this Section 7, whether or not such Common Shares have become Unrestricted Shares.

     8. Capital Adjustments. The aggregate number and class of Shares subject to and authorized by the Plan, the number and class of Shares with respect to which an option may be granted to an Eligible Director under the Plan as provided in
Section 6, the number and class of Shares subject to each outstanding option, the exercise price per share specified in each such option and the number of shares which may be purchased pursuant to Section 7 shall be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from a split-up or consolidation of shares or any like capital adjustment or the payment of any share dividend, or other increase or decrease in the number of such Shares effected without receipt of consideration by Trenwick.

     9. Expenses of the Plan. All costs and expenses of the adoption and administration of the Plan shall be borne by Trenwick, and none of such expenses shall be charged to any optionee.

     10. Effective Date and Duration of the Plan. The Plan shall be effective as of the date of approval by Trenwick's shareholders. The Plan shall continue in effect until it is terminated by action of the Board or Trenwick's shareholders, but such termination shall not affect the terms of any then-outstanding options issued pursuant to Section 6 or Common Shares purchased pursuant to Section 7.

     11. Termination and Amendment of the Plan. The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that no amendment shall be made more than once every six months that would change the amount, price or timing of the Initial and Annual Grants or the price at which the Common Shares are purchased, other than to comport with changes in the Code, or the rules and regulations promulgated thereunder; and provided, further, that no amendment shall be made without the approval of Trenwick's shareholders that would (a) materially increase the number of Shares that may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) otherwise materially increase the benefits accruing to participants under the Plan.

     12. Compliance with Rule 16b-3. Other provisions of the Plan notwithstanding, neither the Committee nor any other person (other than an Eligible Director acting in conformity with the terms of the Plan) shall have any discretionary authority to make determinations regarding the Plan required by Rule 16b-3 to be afforded exclusively to "disinterested persons" as defined thereunder.

     13. Limitation as to Directorship. Neither the Plan, nor the granting of an option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

                                   Appendix C

                               TRENWICK GROUP LTD.
                          EMPLOYEE SHARE PURCHASE PLAN

Section 1. Purpose of the Plan

     The purpose of the Trenwick Group Ltd. Employee Share Purchase Plan (the "Plan") is to provide employees of Trenwick Group Ltd. ("Trenwick") and designated Subsidiaries an opportunity to acquire a proprietary interest in Trenwick through the purchase of common shares, $.10 par value per share, of Trenwick ("Common Shares"). It is intended that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended ("Code"), and the provisions of the Plan shall be construed accordingly.

Section 2. Definitions

     For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "Business Day" means each day that the New York Stock Exchange, Inc. (or such other exchange on which Common Stock is principally traded on the date of reference) is open for the transaction of business.

     (b) "Commencement Date" shall mean the first Business Day of each Offering Period.

     (c) "Corporate Transaction" means the occurrence of any one of the following events:

          (i) any "person" (as defined in Section 3(a)(9) of the Exchange Act and as such term is modified in Sections 13(d) and 14(d) of the Exchange
     Act), excluding Trenwick or any of its Subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of Trenwick or any of its Subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by shareholders of Trenwick in substantially the same proportions as their ownership of Trenwick, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Trenwick (not including in the securities beneficially owned by such person any securities acquired directly from Trenwick or its affiliates) representing fifty percent (50%) or more of the combined voting power of Trenwick's then outstanding securities; or

          (ii) during any period of not more than two (2) consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors of Trenwick and any new director (other than a director designated by a person who has entered into an agreement with Trenwick to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board of Directors of Trenwick or nomination for election by Trenwick's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were the directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (iii) the shareholders of Trenwick approve a merger, amalgamation, scheme of arrangement or consolidation of Trenwick with any other corporation, other than (A) a merger, amalgamation, scheme of arrangement or consolidation which would result in the voting securities of Trenwick outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Trenwick, at least fifty percent (50%) of the combined voting power of the voting securities of Trenwick or such surviving entity outstanding immediately after such merger, amalgamation, scheme of arrangement or


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     consolidation,  or (B) a merger,  amalgamation,  scheme of  arrangement  or consolidation effected to implement a recapitalization of Trenwick (or similar transaction) in which no person acquires more than fifty percent
     (50%)  of  the  combined  voting  power  of  Trenwick's  then   outstanding
     securities; or

          (iv)  the   shareholders  of  Trenwick  approve  a  plan  of  complete liquidation of Trenwick or an agreement for the sale or disposition by Trenwick of all or substantially all of Trenwick's assets.

     (d) "Eligible Employee" means any person who, on a Commencement Date, (i) is customarily scheduled to be employed by any Participating Company as an employee for at least 20 hours per week and for more than five (5) months in any calendar year, and (ii) has completed three months of employment with Trenwick or any Subsidiary.

     (e) "Fair Market Value" means, with respect to the Common Shares, the mean of the high and low sales prices of the Common Shares on the relevant date as reported on the stock exchange or market on which the Common Shares are primarily traded, or if no sale is made on such date, then the Fair Market Value is the weighted average of the mean of the high and low sales prices of the Common Shares on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which the Common Shares are primarily traded.

     (f) "Offering" means any proposal made in accordance with the terms and conditions of the Plan permitting Eligible Employees to purchase Common Shares under the Plan during an Offering Period.

     (g) "Offering Period" means each period which begins on a Commencement Date and ends on a Purchase Date during which Eligible Employees may purchase Common Shares pursuant to an Offering under the Plan.

     (h) "Participating Company" shall mean Trenwick and each Subsidiary which the Committee has designated to participate in the Plan.

     (i)  "Purchase  Date"  shall mean the last  Business  Day of each  Offering
Period.

     (j) "Subsidiary" shall mean any corporation which is a "Subsidiary" of Trenwick, as that term is defined in Section 424(f) of the Code.

Section 3. Administration of the Plan

     The Plan shall be administered by the Compensation Committee of the Board of Directors of Trenwick (the "Committee"). Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including Trenwick, its Subsidiaries, employees, persons claiming rights from or through employees and the shareholders of Trenwick.

     Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to designate the Subsidiaries whose employees will participate in the Plan, (b) to determine the maximum number of Common Shares to be acquired by each Eligible Employee during each Offering Period, (c) to determine the terms and conditions of each Offering; (d) to determine the length of each Offering Period and the Commencement Date thereof;
(e) to correct any defect or supply any omission or reconcile any inconsistency in the Plan; (f) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan and the conduct of each Offering; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan.


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Section 4. Participation in the Plan

     (a) Only individuals who are employees of a Participating Company shall be eligible to acquire Common Shares pursuant to any Offering under the Plan.
Except as provided in paragraph (b) hereof, every Eligible Employee on the Commencement Date of an Offering shall be eligible to participate in such Offering, provided such individual remains an Eligible Employee until the Purchase Date.

     (b) Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be eligible to participate in any Offering if:

          (i) on the Commencement Date, such Eligible Employee (or any other person whose shares would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five (5) percent or more of the total combined voting power or value of all classes of shares of Trenwick or a Subsidiary; or

          (ii) the Eligible Employee belongs to a class or group of Eligible Employees that the Committee deems ineligible for participation in any Offering (as the Committee may do from time to time), so long as the exclusion of such class or group of Eligible Employees from participation in an Offering does not jeopardize qualification of the Plan under Section 423 of the Code or other applicable law.

Section 5. Offerings

     (a) The Plan shall be implemented by a series of Offerings to all Eligible Employees, the duration and frequency of which will be specified from time to time by the Committee.

     (b) Each Offering shall permit each Eligible Employee to purchase on the Purchase Date Common Shares at a purchase price per share which shall not be less than the lower of (i) 85% of the Fair Market Value of the Common Shares on the Commencement Date, or (ii) 85% of the Fair Market Value of the Common Shares on the Purchase Date.

     (c) No Offering Period pursuant to the Plan shall be for a period greater than 12 months from the Commencement Date.

     (d) All Eligible Employees participating in an Offering under the Plan shall have the same rights and privileges, except that the Committee may from time to time provide for differences in the rights and privileges of Eligible Employees so long as such differences do not jeopardize the qualification of the Plan under Section 423 of the Code or violate other applicable law.

Section 6. Shares Available under the Plan

     (a) Subject to the provisions of Section 7 hereof, the aggregate number of Common Shares available for purchase pursuant to all Offerings under the Plan shall not exceed 300,000 shares.

     (b) If the total number of Common Shares to be purchased on any Purchase Date when added to the number of Common Shares previously issued pursuant to Offerings under the Plan exceeds the maximum number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares available for purchase in such Offering in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the amounts received from each Eligible Employee in excess of the amounts applied to purchase Common Shares shall be refunded to each Eligible Employee.


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Section 7. Adjustments upon Changes in Capitalization

     In the event that the Committee determines that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, amalgamation, scheme of arrangement, consolidation, spin-off, combination, share exchange or other similar corporate transaction or event affects the Common Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Employees under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of Common Shares which may thereafter be available under the Plan, (ii) the number and kind of Common Shares issuable in respect of any current Offering, and (iii) the purchase price relating to any purchase of Common Shares to be acquired in any Offering; provided, however, that no adjustment shall be made if, or to the extent that, such adjustment would cause the Plan to violate Section 423 of the Code.

Section 8. Accrual Limitations

     No Eligible Employee shall be entitled to accrue rights to acquire Common Shares in any Offering under the Plan (which right shall accrue on the Purchase Date for an Offering Period) if and to the extent such accrual, when aggregated with (i) rights to purchase Common Shares accrued under any other Offering under the Plan during the same calendar year and (ii) rights accrued under any other employee stock purchase plan (within the meaning of Section 423 of the Code) of Trenwick or any Subsidiary during the same calendar year, would cause such Eligible Employee to be able to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of Common Shares or shares of any Subsidiary (determined on the basis of the Fair Market Value of such shares on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

Section 9. General Provisions

     (a) Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of Trenwick or any Subsidiary, and no employee of any Subsidiary which is not a Participating Company shall have any claim or right to participate in any Offerings under the Plan.

     (b) No right of an Eligible Employee to purchase Common Shares pursuant to an Offering under the Plan shall be assigned or transferred by such Eligible Employee and such rights to purchase Common Shares pursuant to an Offering shall be exercisable during the lifetime of the Eligible Employee only by the Eligible Employee.

     (c) No Offering shall confer on any Eligible Employee any of the rights of a shareholder of Trenwick unless and until Common Shares are duly issued or transferred to the Eligible Employee in accordance with the terms of the Offering.

     (d) Upon the occurrence of any Corporate Transaction, any outstanding Offering under the plan will terminate on the Business Day immediately preceding such Corporate Transaction and such date shall be treated as the Purchase Date for such Offering Period.

     (e) The provisions of the Plan shall be governed by the laws of the State of Connecticut without resort to that state's conflict-of-laws rules.

Section 10. Effective Date; Amendment; Termination

     (a) The Plan shall become effective as of February 1, 2001, subject to the approval of the Plan by the shareholders of Trenwick on or before December 31, 2001.

     (b) The Board of Directors of Trenwick may terminate the Plan or amend the Plan from time to time; provided, however, that the Board of Directors of Trenwick shall not, without the approval of the


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shareholders  of  Trenwick  (i)  increase  the  number of shares  available  for purchase pursuant to all Offerings, (iii) change the class of persons eligible to participate in an Offering under the Plan, or (iii) reduce the purchase price of Common Shares below that set forth in Section 5(b) herein.

     (c) Unless sooner terminated by the Board of Directors of Trenwick, the Plan shall terminate when all shares available for issuance under the Plan have been purchased pursuant to an Offering under the Plan, or the date of any Corporate Transaction, if earlier.


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